SCHEDULE 14A

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WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
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WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
17782 Sky Park Circle
Irvine, California 92614
1-714-662-5565

July 10, 2020

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet or the telephone.

You own Units of Limited Partnership Interest in WNC Housing Tax Credit Fund VI, L.P., Series 13, a California limited partnership (the “Partnership”). We are writing to request your consent to authorize WNC National Partners, LLC, as the general partner of the Partnership, to sell an investment asset of the Partnership. Upon the sale, we would wind up the Partnership’s affairs and we would terminate the Partnership.

In connection with the Proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the Proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or the telephone or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Rights and Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on September 8, 2020, unless extended.

Sincerely,

WNC National Partners, LLC,
General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSAL; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

714.662.5565 x600 714.662.4412 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund VI, L.P., Series 13 (the “Partnership”):

We are writing to request your consent to sell an investment of the Partnership.

Because you are a holder of one or more units in the Partnership, we are asking for your consent to the Proposal. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or the telephone or in completing and forwarding the enclosed Consent Card, please call WNC National Partners, LLC at 1-714-662-5565 x600.

DATED July 10, 2020 at Irvine, California.

WNC National Partners, LLC,
General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE (1) VIA THE INTERNET OR THE TELEPHONE, OR (2) COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY (A) EMAIL PDF, (B) USPS MAIL OR (C) FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE LIQUIDATION.

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13

July 10, 2020

INTRODUCTION AND SUMMARY

General

This Consent Solicitation Statement is being furnished to holders (the “Limited Partners”) of Units of Limited Partnership Interest (the “Units”) in WNC Housing Tax Credit Fund VI, L.P., Series 13, a California limited partnership (the “Partnership”), in connection with the solicitation of approval for the sale of the last of the Partnership’s investment assets (the “Proposal”).

The sole general partner of the Partnership is WNC National Partners, LLC, a California limited liability company (the “MGP”). The sole manager of the MGP is WNC & Associates, Inc. (“WNC”).

The Partnership is governed by its Agreement of Limited Partnership dated as of February 7, 2005 (the “Partnership LPA”).

Dissolution and Termination

The Partnership invested in ten limited partnerships or limited liability companies (the “Local Limited Partnerships”) which owned apartment complexes for low-income tenants (the “Apartment Complexes”). The Partnership’s interests in Local Limited Partnerships are referred to as “Local Limited Partnership Interests” herein, and the general partners or managing members of the Local Limited Partnerships are referred to as “Local General Partners” herein.

All but one of the Partnership’s investment assets have been sold. The remaining Local Limited Partnership is Crestview Housing Limited Partnership, a Montana limited partnership (“CHLP”). Upon approval of the Proposal, we will seek to sell the CHLP investment asset (either through a sale by the Partnership of its Local Limited Partnership Interest in CHLP or through the sale by CHLP of its Apartment Complex). The interest of WNC Housing, L.P., a California limited partnership (the “Special Limited Partner”) in CHLP would be sold concurrently. Because the CHLP investment asset will be the last investment asset to be sold, on such date as CHLP is sold, the Partnership would be dissolved (the “Dissolution”). Upon Dissolution, the Partnership would be wound up, which means that net disposition proceeds from CHLP, if any, and any other Partnership funds would be used to pay Partnership obligations and liabilities, including accrued fees and unpaid loans to the MGP, and the remaining cash, if any, would be distributed in the manner set forth in the Partnership LPA. Cash distributions are not anticipated. Limited Partners would be able to claim unused passive losses. We will then file a Certificate of Cancellation with the California Secretary of State, whereupon, or at such later time as may be specified in the Certificate of Cancellation, the Partnership will be terminated and will cease to exist (the “Termination”). As part of the Dissolution and Termination process, the registration of the Units under the Securities Exchange Act of 1934 would be terminated.

Our goal is the disposition of the CHLP investment asset during 2020. The Partnership is negotiating a sale transaction. However, consents of third parties to a disposition may be required. Accordingly, there can be no assurance that a sale will occur in 2020.

THE PROPOSAL WOULD NOT PERMIT THE SALE OF CHLP TO THE MGP OR AN AFFILIATE OF THE MGP. THE PROPOSAL WOULD PERMIT THE SALE OF CHLP TO ONE OR MORE OF THE LOCAL GENERAL PARTNERS (OR AN AFFILIATE) OF CHLP.

QUESTIONS AND ANSWERS ABOUT THIS
CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q: Why have I received this Consent Solicitation Statement?

A: You have received this Consent Solicitation Statement because the Partnership LPA does not permit the Partnership to sell at one time all or substantially all of the Partnership’s assets without the approval of the Limited Partners. You are entitled to vote because, according to the records of the Partnership, you owned Units on June 29, 2020.

Q: What does the Proposal involve?

A: We are proposing to sell the Partnership’s remaining investment asset. In addition, the MGP intends to pay or make provision for all Partnership obligations and liabilities to the extent of the Partnership’s cash balances, and terminate the Partnership.

Q: Will I receive any distributions under the Proposal?

A. The MGP thinks it is unlikely that you will receive any distributions from the Proposal.

Q: How can the Proposal be approved?

A: The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners.

Q: How will proceeds from the sale of the CHLP Apartment Complex or Local Limited Partnership Interest be used?

A: In accordance with the Partnership LPA, any Partnership cash will be used for the payment of debts and obligations, including debts and obligations owed to the MGP. Limited Partners should not include the expectation of distributions as a factor in deciding how to vote on the Proposal. The principal benefit for most Limited Partners would be the availability of losses.

Q: Why is the MGP proposing to sell the Partnership’s investment asset at this time?

A: The MGP is recommending the Proposal. Reasons for the recommendation include:

●
The sale of CHLP or the Dissolution may allow Limited Partners to use their unused passive losses.
●
The Dissolution and Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
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The CHLP Apartment Complex no longer produces tax credits, which was a principal benefit of investing in the Local Limited Partnership. CHLP is the last remaining Local Limited Partnership.
●
A third party opinion of value of the CHLP Apartment Complex as set forth in the most recent appraisal is described below. That Apartment Complex is considered to be significantly underwater.
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Under the terms of the CHLP governing partnership agreement, the CHLP Local General Partner holds a right of first refusal to purchase the Local Limited Partnership Interest and the interest of the Special Limited Partner in CHLP.
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The Partnership does not have enough cash to pay all of its obligations, including obligations owed to the MGP. The Partnership has no source of cash to pay its expenses, except for the annual reporting fee and/or distributions it might receive from CHLP. CHLP is required to pay an annual reporting fee and annual distributions to the Partnership pursuant to the CHLP governing partnership agreement; this amount has ranged between $1,300 and $1,400 in recent years. Accordingly, this has not been a source of material amounts of cash for the Partnership. Rather, the Partnership is dependent on the willingness of the MGP to continue to defer payment of amounts due to the MGP. Once the Partnership’s cash on hand is depleted, the Partnership would have to seek loans from the MGP to fund the payment of Partnership expenses. The Partnership’s accrued and current expenses are set forth in “FINANCIAL INFORMATION - Selected Financial Data” and Exhibit B below.

●
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the CHLP Local Limited Partnership to generate any additional economic benefit from future tax credits.
●
The CHLP Apartment Complex is aging and the need for capital improvements and upgrades exists or may arise.
●
Maintenance and administrative expenses associated with an aging Apartment Complex may increase.

See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of the Local Limited Partnerships and the Partnership.

We believe that in the case of the majority of Limited Partners, primary benefits of a sale of CHLP will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, and (ii) the tax benefits associated with freeing up previously suspended passive activity losses. Distributions of cash upon Dissolution are not anticipated. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Termination will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and Termination, and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended.

At conclusion of its acquisition phase, the Partnership had investments in ten Local Limited Partnerships. Today the Partnership retains an interest in one of those Local Limited Partnerships. The Partnership’s third party expenses, consisting primarily of audit, tax and Securities and Exchange Commission reporting, generally do not decrease in proportion to the number of properties sold or transferred, although such expenses decrease to some extent.

Q: How does this impact my need to file a Schedule K-1?

A: You will get a final K-1 on Dissolution. A sale under the Proposal will afford the Limited Partners an exit strategy. There are few other opportunities to liquidate an investment in Units due to the absence of an established market for the Units.

Q: Does the MGP recommend that I consent to the Proposal?

A: Yes. The MGP recommends that Limited Partners consent to the Proposal by marking the box entitled “FOR” with respect to the Proposal on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING RIGHTS AND PROCEDURES” below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” below.

Q: What will happen if the Proposal is approved?

A: The MGP will continue to seek the sale of the CHLP asset. After the sale, the Partnership would use all cash on hand to pay Partnership debts and obligations. Immediately upon the sale, the MGP would take all necessary steps to wind up and terminate the Partnership. Our goal is to sell the CHLP asset, and complete the winding up and Termination during 2020, although there can be no assurance in this regard given that there may be a need to obtain third party consents. Sale of the CHLP asset can be a complex process that may depend on a number of factors, some of which are beyond the MGP’s control. Accordingly, there can be no assurance that the sale, winding up and Termination will be completed within the specified time frame.

Q: Will I owe any federal income tax as a result of the Proposal?

A: The sale of the CHLP asset and the Termination (including consideration of the results of the sale of the Partnership’s local limited partnership interest in Davenport Housing VII, L.P. (which closed during the 2020 tax year of the Partnership) may generate both ordinary loss and capital loss to the Limited Partners for United States federal income tax purposes. Additionally, the sale and the Termination may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or in the secondary market. Please consult your tax advisor to determine the exact tax consequences to you. See “SPECIAL FACTORS” and “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences” below.

Q: What if the Proposal is not approved?

A: If the Proposal is not approved by a majority in interest of the Limited Partners, then the Partnership will continue to operate as a legal entity with its assets and liabilities, as will the CHLP Local Limited Partnership. However, under the terms of the CHLP governing partnership agreement, the CHLP Local General Partners hold a right of first refusal to purchase the CHLP Local Limited Partnership Interest.

Until disposition of the CHLP asset, you would continue to get a Schedule K-1 for the Partnership, subject to CHLP’s delivery of a Schedule K-1 to the Partnership. CHLP historically has done so. The Partnership and the CHLP Local Limited Partnership would continue to incur expenses. The average of annual Partnership operating expenses and loss other than asset management fees for the two years ended March 31, 2020 was approximately $524,000 (including impairment loss of approximately $439,000 and $512,000 in 2020 and 2019, respectively), and for the two years ended March 31, 2019 was approximately $638,000 (including impairment loss of approximately $512,000 and $652,000 in 2019 and 2018, respectively). For the year ending March 31, 2020, annual operating expenses were approximately $531,000, and annual management fees were approximately $42,000. Excluding consideration of sale proceeds, the Partnership operated at a deficit for at least the last three completed fiscal years. It had cash of approximately $150,000 as of May 31, 2020 and payables of approximately $1,686,000. No payables to the MGP were written off the books that are still due.

Q: How long do I have to consent?

A: You may submit your vote now using the Internet or the telephone. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Insurer Direct Corp. at (202) 521-3464. In order for your Internet or telephone vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date on which the Limited Partners approve the Proposal, or September 8, 2020, unless extended by the MGP (the “Expiration Date”). See “VOTING RIGHTS AND PROCEDURES” below.

Q: Can I revoke my vote?

A: Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q: Do Limited Partners have dissenters’ rights?

A: Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

SPECIAL FACTORS

A copy of the Partnership LPA may be requested from the Partnership, free of charge, upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

Background and Purpose

The Partnership is a California limited partnership formed to acquire interests in the Local Limited Partnerships, each of which was to own and operate an Apartment Complex. Each of the ten Apartment Complexes was intended to qualify for the low-income housing tax credit under Section 42 of the Code, but ultimately one did not. Some Apartment Complexes also benefited from mortgage and/or rent subsidies or other forms of government assistance.

The Partnership offered Units in a public offering that concluded on or about September 22, 2006. Investors purchasing 20,981 Units contributed $20,965,400 to the Partnership. The Partnership holds an interest in one remaining Local Limited Partnership, which owns one Apartment Complex. To date, the Partnership has disposed of its interests in five Local Limited Partnerships, and two of the Local Limited Partnerships disposed of their Apartment Complexes while the Partnership was a limited partner thereof.

The principal investment objectives of the Partnership described in its Prospectus were to provide tax benefits in the form of:

●
A predictable stream of tax credits that Limited Partners could use to offset their federal income tax liabilities; and

●
Tax losses which certain investors could use to offset passive income.

And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Sales of apartment complexes after 15 years are subject to limitations which may impact a local limited partnership's ability to sell its apartment complex. Each local limited partnership will execute an extended low income housing commitment with the state in which the apartment complex is located. The extended low income housing commitment will state the number of years that the local limited partnership and any subsequent owners must rent the apartment complex as low income housing. Under Federal law the commitment must be for at least 30 years. The commitment actually agreed to may be significantly longer than 30 years. In prioritizing applicants for low income housing tax credits, most states give additional points for commitment periods in excess of 30 years. On any sale of the apartment complex during the commitment period, the purchaser would have to agree to continue to rent the apartment complex as low income housing for the duration of the commitment period. This requirement reduces the potential market, and possibly the sales price, for the apartment complexes. The sale of an apartment complex may be subject to other restrictions. For example, Federal lenders or subsidizers may have the right to approve or disapprove a purchase of an apartment complex. Accordingly, there can be no assurance that a local limited partnership will be able to sell its apartment complex. Even if it does so, there can be no assurance that any significant amount of cash will be distributed to the investors. As a result, a material portion of the low income housing tax credits may represent a return of the money originally invested in the Series.”

The Partnership has strived to meet its objectives. Not including any other past benefits of holding Units, such as distributions of cash and use or accrual of passive activity losses, the first Limited Partners admitted to the Partnership have received low-income housing tax credits in an amount of approximately 82% of their original investments.

Based on (i) comments and questions from Limited Partners with respect to a liquidation of their Units, (ii) the lack of a public market for the Units, and (iii) the original objective of the Partnership respecting the holding period for its Local Limited Partnerships, the MGP believes that the sale of the CHLP asset is desired by a majority-in-interest of the Limited Partners. Accordingly, the MGP is proposing the Proposal.

Alternatives

The Partnership has engaged in disposition transactions for all but one of its investment assets. Each disposition was a sale of the Partnership’s interest in the Local Limited Partnership, or a sale of an Apartment Complex by the Local Limited Partnership. These types of dispositions, or redemption by a Local Limited Partnership of its Local Limited Partnership Interest, are the only practical means available to the Partnership to dispose of its investment in CHLP in accordance with its stated investment objectives. The Partnership has completed nine disposition transactions. Seven of the Local Limited Partnership Interests were sold to the Local General Partner thereof. Of these seven dispositions, two were with respect to Local Limited Partnerships that had encountered operational difficulties. Each of the seven dispositions was made after the end of the applicable 10-year credit period; six were made prior to the end of the applicable 15-year LIHTC compliance period. None of these dispositions were to affiliates of the MGP. With the approval of a majority-in-interest of the Limited Partners, two of the Local Limited Partnership Interests were sold to an affiliate of the MGP. The MGP prepared and distributed a Consent Solicitation Statement dated April 15, 2010. As described therein, the proceeds from those sales were used to invest in additional tax credits from Davenport Housing VII, L.P. (“Davenport VII”), to retire a construction loan of, and to pay other debts and obligations of, Davenport VII, including those resulting from cost overruns and those due to its Local General Partner, and to restore reserves of the Partnership and Davenport VII. Neither of these two dispositions were with respect to Local Limited Partnerships that had encountered operational difficulties. Each of the two dispositions was made prior to the end of the applicable 10-year credit period. See “SPECIAL FACTORS” below for information regarding all the dispositions.

The MGP and its affiliates have been seeking buyers on behalf of the Partnership and on behalf of certain other investment funds syndicated by WNC or its affiliates for their respective investment assets. The pool of potential buyers of existing low income housing properties is limited. Low income housing properties are subject to extended low income housing commitments, which are recorded against title, and are enforceable by the state and by the tenants. Often, low income housing is financed with a combination of “hard” (amortized) debt and “soft” (payable only from cash flow) debt. The latter will typically entail an additional regulatory agreement with the lender or the state addressing operating requirements and restrictions for the property. The lender under either type of loan may require the owner to maintain an operating reserve and a replacement reserve. CHLP has two hard loans and is required to maintain such reserves. Moreover, each Apartment Complex is subject to an Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment for an Apartment Complex is between the owning Local Limited Partnership and the applicable state agency. Under the Extended Low Income Housing Commitment and applicable state agency procedures, the transfer of an Apartment Complex generally is subject to the approval of the state agency, and the approval of lenders, and the transfer of a Local Limited Partnership Interest may be as well. These circumstances limit the pool of potential buyers. Moreover, it can be difficult to obtain the consent of Local General Partners to dispositions; and as a consequence, some other WNC affiliated investment funds have resorted to litigation, which is expensive and time-consuming.

In seeking to provide the Partnership with an exit strategy from its investments in accordance with the Partnership’s intended holding periods therefor, the Partnership determined that the pool of potential buyers would consist of buyers seeking to hold the Local Limited Partnership Interests or the Apartment Complexes for any tax losses they might generate or buyers with the ability to rehabilitate an Apartment Complex so as to generate a new 10-year allocation of tax credits. This rehabilitation would require financing from various sources, including equity from the sale of new tax credits allocated to the Apartment Complex as a consequence of the rehabilitation. However, any such rehabilitation must be performed in accordance with the requirements of the Internal Revenue Code, and the requirements of the local housing agency and state agency. Prior to commencing any such rehabilitation, the developer would have to either (i) apply to the state agency for a reservation of tax credits under Internal Revenue Code Section 42; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Either alternative requires the developer, among many other things, to establish that sufficient financing is available to acquire the real property, rehabilitate the Apartment Complex, and cover operating deficits. Accordingly, the MGP determined that any buyer would need to possess certain characteristics to establish an ability to complete the rehabilitation, including, among others: (i) a familiarity with the jurisdiction in which the Apartment Complex is located; (ii) a good working relationship with such jurisdiction and its housing agency; (iii) a good working relationship with the state agency; (iv) a good working relationship with the existing lender; (v) a good working relationship with the lenders willing to provide construction and permanent financing for low income housing; (vi) a good working relationship with a non-profit agency the mission of which is to assist in the development and operation of low income housing; involvement of a non-profit agency provides real estate tax abatements which are often critical to the operational success of a low-income housing property; (vii) a good working relationship with contractors and other trade persons in the jurisdiction; and (viii) an established ability to syndicate the resulting tax credits, which requires a syndicator with an investment track record and relationships with investors in low income housing tax credit investment funds. The Partnership does not have the ability to engage in this rehabilitation itself, because it was structured to hold its investments for a single cycle of acquisition, generation of credits and disposition. The Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership could not make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnerships to generate any additional economic benefit from future tax credits.

In furtherance of an exit strategy for the Partnership, the MGP inquired of the respective Local General Partners whether they had an interest in purchasing the relevant Local Limited Partnership Interest and/or the Apartment Complex. With regard to CHLP, the Local General Partners thereof have informed the MGP that they are interested in acquiring the Local Limited Partnership Interest from the Partnership. No formal agreement has yet been reached.

Reasons

Before recommending the Proposal, the MGP considered the benefits and risks associated with the continued ownership of the CHLP asset by the Partnership. The MGP recommends the Proposal for the following reasons:

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The sale of CHLP or the Dissolution may allow Limited Partners to use their unused passive losses.
●
The Dissolution and Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.
●
The CHLP Apartment Complex no longer produces tax credits, which was a principal benefit of investing in the Local Limited Partnership. CHLP is the last remaining Local Limited Partnership.
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A third party opinion of value of the CHLP Apartment Complex as set forth in the most recent appraisal is described below. That Apartment Complex is considered to be significantly underwater.
●
Under the terms of the CHLP governing partnership agreement, the CHLP Local General Partners hold a right of first refusal to purchase the Local Limited Partnership Interest and the interest of the Special Limited Partner in CHLP.
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The Partnership does not have enough cash to pay all of its obligations, including obligations owed to the MGP. The Partnership has no source of cash to pay its expenses, except for the annual reporting fee and/or distributions it receives from CHLP. CHLP pays an annual reporting fee and annual distributions to the Partnership pursuant to the CHLP governing partnership agreement; this amount has been between $1,300 and $1,400 annually in recent years. This amount is not sufficient to pay Partnership current and accrued expenses. The Partnership is dependent on the willingness of the MGP to continue to defer payment of amounts due to the MGP. Once the Partnership’s cash on hand is depleted, the Partnership would have to seek loans from the MGP to fund the payment of Partnership expenses. The Partnership’s accrued and current expenses are set forth in “FINANCIAL INFORMATION - Selected Financial Data” and Exhibit B below.
●
The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the CHLP Local Limited Partnership to generate any additional economic benefit from future tax credits.
●
The CHLP Apartment Complex is aging and the need for capital improvements and upgrades exists or may arise.
●
Maintenance and administrative expenses associated with an aging Apartment Complex may increase.

The Partnership’s objective was to derive low income housing tax credits from its investment in the Local Limited Partnership Interests, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the CHLP Apartment Complex in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. The income tax liability from a sale of the CHLP asset should be offset for an individual Limited Partner to the extent that the Limited Partner has unused passive losses attributable to the CHLP asset or other sources.

In recommending approval of the Proposal, the MGP believes it is important to note that the only realistic use of the CHLP Apartment Complex is as low income housing, based primarily on location, original design as low income housing with very basic amenities, the subsidized financing and the restrictions of the Extended Low Income Housing Commitment. The CHLP Apartment Complex is subject to an Extended Low Income Housing Commitment, which effectively requires that the Apartment Complex be operated as low-income housing for a period as set forth in the chart that follows:

Apartment Complex	Extended Low Income Housing Commitment terminates:
Crestview Housing Limited Partnership, a Montana limited partnership	2057

American Covenant Senior Housing Foundation, Inc., a Georgia nonprofit corporation which is not affiliated with the MGP, is the current Local General Partner of the CHLP Local Limited Partnership. As discussed above, such Local General Partner has expressed an interest in purchasing the Partnership’s Local Limited Partnership Interest in CHLP. If that purchase does not occur, the MGP might seek to find another buyer for the Local Limited Partnership Interest, subject to the right of first refusal held by the CHLP Local General Partner. Because the Apartment Complex of CHLP is significantly underwater, the MGP would consider nominal consideration for any sale, and does not expect more than nominal consideration.

If the Proposal is approved, our goal is to sell the CHLP asset during 2020. If so, the MGP believes that the Dissolution and Termination could also occur in 2020. There can be no assurance in this regard. In particular, a buyer might be difficult to identify, and third party approvals to dispositions, including approval of the Local General Partners, state agencies, and lenders, if necessary, might be difficult to obtain.

The tax year of the Partnership is the calendar year.

Effects

The economic effects of the sale, together with the economic effects of the Dissolution and Termination, are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” As discussed elsewhere herein, if the Proposal were approved and the sale of the CHLP asset were completed, the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled. In connection with such Dissolution and Termination, the registration of the Units would be terminated under the Securities Exchange Act of 1934. The estimated costs savings to the Partnership on an annual basis from a Dissolution and Termination are estimated to be approximately $44,000.

Appraisals, Restricted Appraisals and Reports

The Partnership obtained appraisals or restricted appraisals of the CHLP Apartment Complex over the last several years. The most-recent appraisal or restricted appraisal for the CHLP Apartment Complex is included in the chart that follows:

Local Limited Partnership	Apartment Complex	Type and Date of Valuation	Valuation (subject to restricted rents)	Approximate Mortgage Debt at 12.31.18*	Company Performing Evaluation
Crestview Housing Limited Partnership, a Montana limited partnership	Crestview Senior Housing	Appraisal – 3/11/20	$575,000	$604,000	Gill Group

*Does not include any Local Limited Partnership obligations other than unpaid mortgage debt and accrued interest balances.

The Gill Group appraisal utilized the following techniques to determine a valuation: the cost approach, and the income approach. The cost approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property. The income approach is based on an estimate of the subject property’s possible net income. The net income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth and anticipated future benefits (net income) derived from the property.

The Gill Group appraisal was prepared by Samuel T. Gill. Samuel T. Gill has been completing appraisals and market studies for more than 30 years. According to the appraisal, he has extensive multifamily experience specializing in work for the Department of Housing and Urban Development as well as lenders and developers in the Low-Income Housing Tax Credit programs. His accreditations include State Certified General Real Estate Appraiser (more than 35 states). No limitations were imposed by the Partnership on the appraiser’s investigation.

The appraiser selected the income approach as the approach to be afforded the most weight in determining appraised value. From the appraiser, the MGP understands that this approach is considered to provide the best indication of value for the subject, and is used almost universally for low income housing properties. According to the appraiser, the U.S.D.A. - Rural Development handbook states that the income approach should be the one given the most weight. U.S.D.A. - Rural Development provides federal loans and other subsidies to low income properties. The appraiser is of the view that for any kind of affordable multifamily or other complicated property type, it is very important to understand how the property operates and how its operation compares to other similar properties in and around the market. The information on historic income, expenses, etc., is readily available, and gives a good starting point for understanding the basis of value. In the view of the appraiser, the income approach is the best because there are several layers of information available whereas the sales comparison and cost approaches may have little or none.

The appraisal listed above will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. A copy will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

Other than with respect to the rendering of appraisals, updates of value and/or opinions of value during the past two years there has been no material relationship between Gill Group and the Partnership or its affiliates, including the MGP. Gill Group received a total of approximately $6,300 from the Partnership during the period from June 1, 2018 to May 31, 2020. Gill Group received a total of approximately $300,000 from the MGP and its affiliates during that period. Gill Group was selected by the Partnership based on the MGP’s belief as to their expertise in appraising low-income housing properties. The MGP’s belief is based on past experience with Gill Group, which has rendered appraisals of properties invested in by the Partnership and other investment funds syndicated by the MGP, on their knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. In some cases, cost was a factor in determining the identity of the appraiser.

Fairness

The MGP has consented to the Proposal, subject to the considerations discussed below under “CONTINGENCIES.”

The MGP believes that the Limited Partners are interested in a means of liquidating their investment in the Partnership. However, the Proposal has not been initiated by the Limited Partners. The Proposal has been initiated by the MGP. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the MGP) for their approval; (ii) the approval of the Proposal by the disposition committee of WNC; and (iii) the commissioning of an independent appraisal of the CHLP Apartment Complex. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the procedural fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely. The MGP is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below. Although there are no such independent members, the disposition committee has established processes and procedures that must be pursued. Because the receipt of an appraisal or restricted appraisal is only one component of the processes and procedures, the MGP has ordered committee action before the appraisal or restricted appraisal, although, as indicated above, this process is an approximation of the weight given to each factor and the MGP was not able to weigh the relative importance of each factor precisely. Generally, the disposition team reviews properties of all investment funds annually, and the investment funds themselves, to determine which properties are appropriate for disposition and which funds are appropriate for liquidation, based on the stage of each property vis-à-vis its 10-year credit period and 15-year compliance period. Once properties and funds are prioritized purchasers are solicited and solicited and unsolicited bids are reviewed. This process is consistent with the finite-life nature of the Partnership, and its investment objectives described above under “SPECIAL FACTORS - Background and Purpose.” As is the case with regard to the other investment funds referred to therein, the Partnership is a self-liquidating finite life limited partnership that was formed to acquire interests in Local Limited Partnerships for the production of low income housing tax credits. Its investment objective was to acquire these interests, hold them for the production of low income housing tax credits, and then sell all assets and liquidate the Partnership when the credits were realized and substantially all compliance periods were completed, assuring avoidance of credit recapture. In furtherance of these objectives of the Partnership, an appraisal or restricted appraisal was requisitioned for Partnership assets, and the value was run through the provisions of the limited partnership agreement or operating agreement of the entity owning the property to determine what, if any payments and distributions would be made to the Partnership. Each such agreement includes detailed provisions identifying the manner in which sale proceeds are used by the property-owning entity to pay its debts and obligations, and to the extent there are funds thereafter remaining, make distributions to its partners or members. In turn, the aggregate amount that would be paid to the Partnership, either as distributions or repayment of advances previously made by the Partnership to the property-owning entity, is run through the provisions of the Partnership LPA. This determines what, if any obligations would be repaid to WNC and its affiliates, and what, if any distributions would be made to the Limited Partners.

Although there is no requirement that an asset be sold for its appraised value, the appraised value is used in the first instance to determine if an asset should be marketed. If the appraised value of an Apartment Complex is an amount that exceeds the obligations of the Local Limited Partnership, the Apartment Complex is listed for sale or other marketing efforts are undertaken. If the appraised value indicates that the Apartment Complex is “underwater” (i.e., the obligations of the Local Limited Partnership exceed the appraised value), then the asset would be offered through the efforts described above under “SPECIAL FACTORS - Alternatives.”

Approval of the Proposal is not structured with a stated condition that requires approval be from a majority of Limited Partners not affiliated with the MGP. However, neither the MGP nor any of its affiliates owns any Units. Accordingly, if the Proposal is approved it will be approved by Limited Partners who are not affiliated with the MGP. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the procedural or substantive fairness of the transaction.

The MGP has considered a number of material factors regarding the substantive fairness of the Proposal. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in reviewing the substantive fairness of the Proposal, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the MGP was not able to weigh the relative importance of each factor precisely:

(i) the Partnership is a finite life entity formed to acquire and hold properties for an approximate fifteen-year low income housing tax credit cycle, sell its investments and liquidate;

(ii) current and historical purchase prices for properties developed and operated as low-income housing and sold by investment funds managed by the MGP, including the Partnership and other syndicators. Substantially all of such properties (or interests therein) sold in the last two years of which the MGP is aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the disposition prices have been for amounts intended, at best and if possible, to cover closing costs. Dispositions made by the Partnership to date are described in the chart below in this section. In the aggregate, investment funds managed by the MGP have engaged in approximately 76 disposition transactions since January 1, 2018, all of which were related to tax credit properties. Of the approximately 76, approximately 64 entailed the sale of the local limited partnership interests alone, or the sale of the local limited partnership interests and the general partner interests, approximately nine entailed the sale of the apartment complexes, and approximately three entailed a redemption of the local limited partnership interest. The apartment complexes were located in 20 states across the United States;

(iii) the appraisal indicates that the value of the CHLP Apartment Complex is substantially underwater;

(iv) the Limited Partners are not expected to recognize forgiveness of debt income under the Proposal. Cancellation of all or part of a debt that is secured by property (such as the Apartment Complexes) may occur because of a foreclosure, a repossession, a voluntary return of the property to the lender, abandonment of the property, or a principal residence loan modification. In general, the canceled amount of debt is included in gross income and taxed as ordinary income unless an exclusion or exception applies. Although contingent on the circumstances of a particular Limited Partner, the tax rate on ordinary income generally is higher than that on gain from the sale of a capital asset. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS - Material Federal Income Tax Consequences.”

(v) the Units are and since issuance have been illiquid, and the net book value of the Units as of March 31, 2020, and for several years prior thereto, was negative. The net book value of the Units as of March 31, 2020 was $(71.95) per Unit;

(vi) the net book value of the CHLP Local Limited Partnership Interest as of December 31, 2019 was zero;

(vii) the CHLP Local Limited Partnership Interest is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership has no liquidation value separate and apart from its cash and the CHLP Local Limited Partnership Interest;

(viii) the CHLP Local Limited Partnership Interest is the Partnership’s only non-cash asset. Accordingly, the MGP is of the view that the Partnership will have no going concern value separate and apart from its cash and the CHLP Local Limited Partnership Interest; and

(ix) the purchase price will be paid entirely in cash.

Generally, based on time value of money considerations, Limited Partners who have already used passive losses from the Partnership may have a better overall result from the Partnership than Limited Partners who have not used their passive losses. Limited Partners who have used their passive losses would have reduced their tax liability at the time of use, whereas Limited Partners who have not used passive losses would only be reducing their tax liability on sale or Dissolution. Similarly, Limited Partners purchasing Units from a person other than the Partnership may have less passive losses to use at this time; however, under time value of money considerations they would have already received a benefit from the reduced purchase price of their Units. There is no established secondary market for the Units, and to the best of the MGP’s knowledge any Units purchased from a person other than the Partnership would have been purchased at a steep discount from the offering price.

For many Limited Partners who are individuals, the tax benefits of passive losses are available only upon the sale of Partnership assets, or the Dissolution and Termination. An individual Limited Partner’s passive losses from an asset in most cases should be available to offset some or all of the gain from the sale of the asset. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits. Some Limited Partners may have accounted for their investment in the Partnership on an entity basis, and have not claimed passive losses in connection with prior transfers of Partnership assets. For these Limited Partners, passive losses might not be available until the Dissolution and Termination. Such Limited Partners have recognized gain on prior dispositions of the Partnership assets, and will do so on the sale of the CHLP asset in 2020 without the benefit of Dissolution and Termination passive losses, unless Dissolution and Termination occurs in 2020. This is consistent with the disclosure provided in the Partnership’s prospectus.

Following is chart showing the dispositions of Partnership assets to date.

Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
Davenport Housing VII, L.P., an Iowa limited partnership	5/31/2020	Local Limited Partnership Interest	$15,000	$14,999 (2)	Davenport V GP, LLC, an Iowa limited liability company (3)	Iceberg Development Group, an Illinois limited liability company (3)
FDI-Country Square, Ltd., a Texas limited partnership	1/31/2019	Local Limited Partnership Interest	$30,000	$29,999	Fieser Holdings, Inc., a Texas corporation (3)	Fieser Family Interests, LLC, a Texas limited liability company (3)
FDI-Park Place, Ltd., a Texas limited partnership	1/31/2019	Local Limited Partnership Interest	$40,000	$39,999	Fieser Holdings, Inc., a Texas corporation (3)	Fieser Family Interests, LLC, a Texas limited liability company (3)
Head Circle, L.P., a Mississippi limited partnership	12/31/2017	Local Limited Partnership Interest	$39,417	$39,416	SEMC, Inc., a Mississippi corporation (3)	MJ Properties, LLC, a Mississippi limited liability company (3)
Pleasant Village Limited Partnership, an Oregon limited partnership	3/1/2016	Apartment Complex	$2,450,000	$1,366,432	Shelter Resource Corporation, a California corporation (4)	378 Creekside Apartment LLC, a Texas limited liability company (3)
Grove Village Limited Partnership, an Oregon limited partnership	1/30/2015	Apartment Complex	$2,370,000	$479,822	Walker Guardian LLC, an Oregon limited liability company (3)	LOOP 12 TRAILS, LTD., a Texas limited partnership (3)
909 4th YMCA Limited Partnership, a Washington limited partnership	12/31/2015	Local Limited Partnership Interest	$0 (5)	$0 (5)	The Young Men’s Christian Association of Greater Seattle, a Washington nonprofit corporation (3)	The Young Men’s Christian Association of Greater Seattle, a Washington nonprofit corporation (3)

(1)
For some of the Local Limited Partnerships, of the total Purchase Price, $1.00 was paid to the Special Limited Partner. All net proceeds have been used to pay expenses or were held in reserves for that purpose. Distributions of net proceeds have not been made.
(2)
In addition, a liability of the Partnership for capital contributions payable to the Local Limited Partnership in the amount of approximately $245,000 was relieved.
(3)
None of these are affiliates of the MGP.
(4)
The original managing general partner was removed by the Special Limited Partner, and Shelter Resource Corporation, an affiliate of the MGP, was admitted as the substitute managing general partner, in 2015. Shelter Resource Corporation did not receive partner distribution proceeds from the sale.
(5)
The transfer transaction was structured as a gift.

ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

Dissolution and Termination

If the Proposal is approved by a majority in interest of the Limited Partners, the MGP will seek to sell the Partnership’s CHLP Local Limited Partnership Interest or to cause the CHLP Local General Partners to sell the CHLP Apartment Complex. In the view of the MGP, at present the value of the CHLP Apartment Complex (and in turn, the value of the CHLP Local Limited Partnership Interest) is substantially less than the outstanding debt of the Local Limited Partnership.

Prior to completing the Dissolution and Termination, the Partnership is required to file all tax returns with federal, state and local tax authorities, and, subject to the availability of funds to pay the costs of doing so, is required to file all reports with the Securities and Exchange Commission and provide or make available such reports to Limited Partners in accordance with the Partnership LPA. Pending the sale of the CHLP Apartment Complex or CHLP Local Limited Partnership Interest, the Local Limited Partnership will continue to lease units in the Apartment Complex and the Partnership will continue to operate, subject to the availability of funds to pay the cost thereof.

The MGP’s objective is to sell the CHLP asset during 2020. A sale, however, can be a complex process which may depend on a number of factors, and some of these factors are beyond the MGP’s control. For example, the Partnership may be pursuing claims against others or defending litigation. Currently, there are no claims regarding CHLP of which the MGP is aware, or litigation, but there can be no assurance that none will arise. The Local General Partner has consent rights over a sale, and receipt of such consent might be delayed or not forthcoming. Moreover, a sale of either the Apartment Complex or the Local Limited Partnership Interest might be subject to approval of the state tax credit agency having jurisdiction, or lenders. There may be other contingencies to which the Partnership may become subject. Consequently, the sale may take longer than expected.

Interests of Certain Persons in the Proposal

You should be aware that the MGP, although it is required to perform in a manner consistent with its fiduciary duties to the Partnership and the Limited Partners, would have interests in the Proposal that may differ from those of the Limited Partners. Such interests include the following:

● Any accrued but unpaid asset management fees and any loans advanced to the Partnership by the MGP will be paid prior to any distributions to the Limited Partners.

● The Dissolution and Termination of the Partnership will eliminate any potential liability of the MGP for liabilities of the Partnership and, perhaps, actions taken by the MGP as a fiduciary.

● Under limited circumstances (see “SUMMARY OF THE PARTNERSHIP LPA”), an affiliate of the MGP may become the Local General Partner of the CHLP Local Limited Partnership and as such might be entitled to repayment of debts and accrued fees, a sales preparation fee and/or a percentage of the net sales proceeds, and a sale would eliminate any potential liability of the Local General Partner for liabilities of the Local Limited Partnership and, perhaps, actions taken by the Local General Partner as a fiduciary. When an affiliate becomes a Local General Partner, it steps in the shoes of the non-affiliated Local General Partner and obtains the benefit and burdens that were originally negotiated by the non-affiliated Local General Partner. The terms of the governing documents of the Local Limited Partnership are not revised to benefit the affiliate.

● The MGP may have ongoing business relationships with potential purchasers of the CHLP asset.

Expenses

The Partnership will pay (directly or indirectly) for the expenses of any sale of the CHLP asset, and will pay for the expenses of this solicitation and, if a sale occurs, the Dissolution and Termination.

Expenses of the solicitation include but are not limited to the costs of mailing and printing this Consent Solicitation Statement, any supplements to it, telephone calls, legal, appraisals, restricted appraisals and other valuations, and accounting fees. The Partnership will pay these expenses whether or not any sale is consummated.

Dissolution and Termination expenses include filing fees, legal and accounting fees not included as solicitation expenses, travel expenses and all other fees related to the Dissolution and Termination. Partnership-level Dissolution and Termination expenses include tax filing expenses. Local Limited Partnership-level liquidation expenses include the legal fees and other costs associated with the sale of an Apartment Complex.

Estimated Results of Sale and Dissolution

Liabilities. The CHLP Local Limited Partnership has certain liabilities that would have to be satisfied from dispositions proceeds of an Apartment Complex before any distributions would be available to the Partnership. These include the mortgage balances. Furthermore, because the Partnership owns less than 100% of the economic interest of the Local Limited Partnership, the distributable proceeds of the sale of the Apartment Complex would be divided among the Partnership and the Local General Partners.

Restrictions. The CHLP Apartment Complex is still subject to the 15-year LIHTC compliance period imposed by Section 42 of the Code; other income and/or rent restrictions may continue to limit the use of the property beyond the 15-year LIHTC compliance period. Because the CHLP Local Limited Partnership is currently controlled by a Local General Partner that is unaffiliated with the MGP, there may be more restrictions on the Apartment Complex than the MGP is aware of, and there may be certain local and state level restrictions on the Apartment Complex that are not described below or elsewhere in this Consent Solicitation Statement. Some examples of additional restrictions are as follows:

Extended Use Restrictions. Pursuant to Section 42 of the Code, all properties that received LIHTC allocations in 1990 or any subsequent year are subject to affordable housing use restrictions for a minimum period of 30 years, or an additional 15 years beyond the expiration of the 15-year LIHTC compliance period. These restrictions are set forth in an agreement between the Local Limited Partnership and the pertinent state housing agency which is responsible for allocating LIHTCs within the state. The terms of the extended use restrictions vary by property. See “SPECIAL FACTORS” above.

Prepayment Restrictions. Certain subsidized or government loans include income and/or rent restrictions. Typically, such loans will prohibit prepayment for a certain period of time, and in some cases this period extends beyond the 15-year LIHTC compliance period. Other loans might permit prepayment, but in some instances only with the consent of the lender and only on payment of a prepayment premium.

Local Municipality and State Agreements. Local municipality and state agreements may include subsidized loans, real estate tax relief or a grant of funds. Most of these agreements require some income and/or rent restrictions, and in some cases these restrictions extend beyond the 15-year LIHTC compliance period.

Conclusion. One Apartment Complex remains in the Partnership, which is subject to certain restrictions. In preparing the analysis that follows, the MGP has used the Partnership’s March 31, 2020 Form 10-K as a starting point. The MGP assumed that the CHLP Local Limited Partnership Interest would be sold for $1.00. However, because an actual purchaser may pay more than $1.00, actual results of the sale of the CHLP Local Limited Partnership Interest and the Dissolution and Termination may differ significantly from the analysis presented in this Consent Solicitation Statement.

Using the approach described above, the Limited Partners should anticipate that they would not receive a distribution upon Dissolution and Termination. Any cash from the sale of the CHLP investment asset disposition, and any cash on hand, first would be used to pay liabilities. These liabilities include advances and asset management fees owed to the MGP.

	Sale Price / Mortgage Amount (1)(2)	Estimated Results of Proposal (1)(3)
Local Limited Partnerships:
Crestview Housing Limited Partnership (3)	$-	$-
Davenport Housing VII, L.P. (3)	$15,000	$15,000

Cash and Cash Equivalents (4)	$229,000	$229,000
TOTAL	$244,000	$244,000

Payables to Affiliates and Accounts Payable (4)(5)		$1,525,000
Estimated Liquidation Expenses (5)(6)		$27,000
Estimated Solicitation/Communication Expenses (5)		$19,000
Estimated Liquidation Proceeds Before Taxes		$-
Estimated Distribution Before Taxes per Unit		$-
Estimated Tax Benefit of Expenses and Payables Paid per Unit (5)(7)		$-
Estimated Ordinary Income (Loss) on Sale & Liquidation per Unit (5)(7)		$(37)
Estimated Capital Gain (Loss) on Sales & Liquidation per Unit (5)(7)		$(190)
Estimated Tax (Cost) /Benefit per Unit (5)(7)		$48
Estimated Suspended Passive Activity Losses per Unit (8)		$781
Estimated Tax Benefit From Suspended Passive Activity Losses (7)		$156
Estimated Liquidation Benefit After Taxes and Tax Benefit of Suspended Passive Activity Losses per Unit (8)(9)		$205
_________________

(1)
All numbers other than per Unit numbers are rounded to the nearest thousand. Per Unit numbers are rounded to the nearest dollar.
(2)
An estimated sale price of $1.00 was used for the CHLP Local Limited Partnership Interest sale. The sale price of $15,000 used for the Davenport Housing VII, L.P. Local Limited Partnership Interest is the actual sale price.
(3)
Presented as a sale of the Local Limited Partnership Interest. Tax results (but not cash results) would differ for a sale of the Apartment Complex.
(4)
As of March 31 2020, audited. Does not include expenses for April 2020 or later.
(5)
Tax benefit from the payment (to the extent of available cash) of deductible expenses included in Payables to Affiliates and Accounts Payable, Estimated Liquidation Expenses, and Estimated Solicitation/Communication Expenses calculated utilizing a 20% tax rate.
(6)
Liquidation Expenses include estimated reporting expenses related to the filing of the June 2020 Form 10-Q and tax returns for 2020. If Termination does not occur before mid-October 2020, there will be additional reporting and asset management expenses.
(7)
These estimates rely on numerous assumptions, including assumptions that the CHLP investment asset is sold on December 31, 2020, and that Limited Partners acquired their Units during the original offering period. Tax rates utilized are 20% for Section 1231 gain, 20% for Section 1250 gain, and 35% for ordinary income. Results would differ for Limited Partners subject to different tax rates. See “Material Federal Income Tax Consequences” below. Congress is considering various proposals that could amend the current tax rates.

(8)
These estimates assume that Limited Partners have held their Units since the initial offering of the Units by the Partnership, and that Limited Partners would be taxed at the maximum capital gains rate for this type of investment of 20% and at an ordinary income rate of 35% (the maximum ordinary income rate is 37%). Assuming that Limited Partners have held their Units since the initial offering by the Partnership, that the Partnership’s passive activity losses have not been used by the Limited Partners (which may not be the case because, among other things, the Partnership has already disposed of some investments),and that the CHLP investment asset each is sold on December 31, 2020, the MGP estimates that the Limited Partners who are individuals would have previously suspended passive activity losses of $781 per Unit to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of distributions, if any, such Limited Partner would receive based upon these estimations after taxes and the amount of suspended passive activity losses that such Limited Partner would free up upon Liquidation (i.e., Dissolution).
(9)
To the extent not already used to offset other passive activity gains, upon completion of the Dissolution, suspended passive activity losses from the Units may be used to offset other ordinary gains. Please consult your tax advisor for the specific treatment of any suspended passive activity losses in excess of the tax gain/income recognized from Dissolution.

Material Federal Income Tax Consequences

The federal income tax discussion set forth below addresses the material federal income tax consequences of a liquidation of the Partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner in light of such a Limited Partner’s personal circumstances. The discussion is directed solely to natural U.S. persons who hold the Units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis).

The following discussion was written in connection with this Consent Solicitation Statement and is only a summary and not a complete discussion of the tax issues associated with the Proposal and cannot be relied upon to avoid penalties. Moreover, the following summary addresses consequences to Limited Partners who are individuals, and other types of investors will have other consequences. The MGP has prepared the following discussion and has not obtained any opinion or advice of tax counsel in this regard. Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the Proposal, including the applicability and effect of federal, state, local and other tax laws. Limited Partners should be aware that the specific tax consequences to them will vary depending upon several factors, including when the Limited Partner purchased his or her Units.

In General. The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each Limited Partner is required to take into account his or her distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner’s federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether the Limited Partner has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on a Schedule K-1. Each Limited Partner is required to report consistently with such Schedule K-1 unless the Limited Partner discloses any inconsistent position to the IRS when the Limited Partner files his or her federal income tax return. A Limited Partner’s distributive share of the Partnership’s income or loss is determined in accordance with the allocations set forth in the Partnership LPA.

Sale of the Partnership’s Assets. For federal income tax purposes, each Limited Partner will be required to include in his or her income his or her allocable share of the gain or loss realized by the Partnership upon the sale of the Partnership’s assets pursuant to the Proposal. If an Apartment Complex is sold or otherwise disposed of by a Local Limited Partnership, the Local Limited Partnership will realize gain (or loss) to the extent that the proceeds of the sale or disposition are greater than (or less than) the adjusted federal income tax basis of the Apartment Complex. Gain or loss is passed through the Local Limited Partnerships to the Partnership and the Local General Partner, as provided in the respective Local Limited Partnership partnership agreements, and then to the MGP and Limited Partners, as provided in the Partnership LPA. Except to the extent gain is attributable to recapture of certain types of depreciation deductions previously claimed, gain from the sale of depreciable property held for use in a trade or business (such as an Apartment Complex) is treated as gain from the sale of Section 1231 property, which is generally treated in a manner similar to long-term capital gain as long as all gains from the sale of Section 1231 property exceed all losses from the sale of Section 1231 property in the taxable year. If losses from the sale of Section 1231 property exceed the amount of all gains from Section 1231 property, then all gains and losses are treated as ordinary gains and losses. However, Section 1231 of the Code provides that gain from the sale of Section 1231 property, rather than being treated in a manner similar to long-term capital gain if the required one year holding period is met, is treated as ordinary income to the extent of the excess of Section 1231 losses over Section 1231 gains from prior sales of Section 1231 property during the five most recently completed taxable years of the taxpayer. Accordingly, the tax effect of the sale of an Apartment Complex could be different for different Limited Partners depending upon their own circumstances. Following the sale of an Apartment Complex, a Local Limited Partnership will be liquidated. Upon liquidation of a Local Limited Partnership, the Partnership will generally recognize capital gain to the extent that a liquidating cash distribution exceeds the Partnership’s basis for its Local Limited Partnership Interest immediately before the distribution, and will recognize a capital loss to the extent that the Partnership’s basis exceeds its share of the liquidating cash distribution. Any such gain or loss will pass through to the Limited Partners and MGP.

If the Partnership sells an interest in a Local Limited Partnership, the Partnership will realize gain equal to the excess of the sale price plus the Partnership’s share of non-recourse liabilities as to which it is released over the Partnership’s adjusted basis in the Local Limited Partnership Interest. Any gain or loss is passed through to the Limited Partners and MGP under the Partnership LPA. Any such gain which is attributable to depreciation recapture will be treated as ordinary income for tax purposes and any other gain will generally be treated as capital gain.

Any gain recognized upon a sale of Partnership assets which qualifies as long term capital gain will be taxed at a maximum rate of 20% to individuals. To the extent gain qualifies as ordinary income, the gain will be taxed for federal income tax purposes at a maximum rate of 37%. Also, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 20%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate of 13.3% (with increases for high income persons), and other states tax income at varying rates. Different federal and California rates apply for taxpayers which are not natural persons. Congress is considering various proposals that could amend the current tax rates.

Distribution to the Limited Partners. A Limited Partner will recognize gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner’s tax basis for his or her Units. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 20% maximum federal capital gains tax on capital gains if the Units were held by such Limited Partner for more than one year. A Limited Partner’s tax basis for his or her Units will be increased by both the Limited Partner’s allocable share of any gain realized on the sale of the Partnership’s assets and by the amount of the Limited Partner’s allocable share of income from normal Partnership operations for the year of the liquidation. A Limited Partner’s allocable share of the Partnership cash may exceed his or her basis for his or her Units, and thereby cause the Limited Partner to recognize gain.

For purposes of determining a Limited Partner’s adjusted tax basis in his or her Units, an increase in a Limited Partner’s share of partnership liabilities is treated as a contribution of cash by that Limited Partner to the Partnership, and thereby results in an increase in the Limited Partner’s adjusted tax basis in his or her Units. Conversely, a decrease in a Limited Partner’s share of partnership liabilities is treated as a distribution of cash from the Partnership, and thereby results in a decrease in the Limited Partner’s adjusted tax basis in his or her Units. To the extent that a decrease in a Limited Partner’s share of partnership liabilities results in a deemed cash distribution to the Limited Partner which exceeds the Limited Partner’s adjusted tax basis in his or her Units, the Limited Partner will recognize gain to the extent of the excess of the deemed cash contribution over the adjusted tax basis in his or her Units.

A Limited Partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the Limited Partner in the year of dissolution (including any deemed cash distributions to the Limited Partner attributable to a reduction in the Limited Partner’s share of partnership liabilities) is less than the Limited Partner’s tax basis for his or her Units, as such basis is adjusted to reflect any gain or loss realized by the Partnership on the sale of its assets and to reflect the Partnership’s income or loss from operations for the year of the liquidation. Capital losses can be deducted for federal income tax purposes, in any year, only to the extent of a Limited Partner’s capital gains plus, in the case of certain non-corporate taxpayers, ordinary income up to $3,000.

Passive Activity Rules. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. Those rules provide generally that losses from certain passive activities can only be used to offset income from passive activities. A Limited Partner’s allocable share of Partnership income or loss from the sale of the Partnership’s assets is generally treated as derived from a passive activity. As a result, a Limited Partner’s allocable share of such losses may be used by the Limited Partner in the current taxable year to offset passive activity income from a Limited Partner’s other passive activity investments. Similarly, a Limited Partner’s allocable share of any Partnership gain realized on the sale of its assets is generally characterized as passive activity income that may be offset by unused previously allocated Partnership passive activity losses or by passive activity losses from a Limited Partner’s other passive activity investments. Because the Proposal is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the Limited Partner with respect to his or her investment in the Partnership to be used to reduce other income of the Limited Partner upon liquidation. Any suspended passive activity losses remaining after being offset against any gain from the Proposal and any other passive income for the year of the Proposal can generally be used to offset non-passive income from other sources.

As a result of the Proposal, it is estimated that a Limited Partner who has held his or her Units since the initial offering (“Original Limited Partners”) may recognize a tax cost. However, Original Limited Partners who have not used any of their suspended passive activity losses except to offset prior income/gains from the Partnership will be able to offset Proposal gain with such losses. As set forth in the chart above in “Estimated Results of Operations,” and based on the assumptions set forth therein, including the hypothetical that all unsold assets are sold on December 31, 2020, the MGP estimates that Original Limited Partners who have not used any passive activity losses generated by the Partnership would have $781 per Unit in previously suspended passive activity losses. (This may not be the case, as the Partnership has previously disposed of interests in other Local Limited Partnerships, or other Local Limited Partnerships have previously disposed of their Apartment Complexes, in taxable transactions.) Limited Partners are reminded that tax laws, including laws governing tax rates and use of passive losses, could change at any time.

Consequently, if a Limited Partner previously has not been able to use the passive activity losses generated by the Partnership, it is likely that the Limited Partner will be able to use his or her unused passive activity losses upon the Proposal. Limited Partners are urged to consult with their tax advisors regarding the impact of the passive loss rules on their individual circumstances.

Low-Income Housing Tax Credit Recapture. Section 42 of the Code provides for LIHTCs with respect to low-income housing that is constructed, rehabilitated or acquired after 1986. LIHTCs are claimed over a 10-year period. Owners of an interest in low-income housing are required to recapture a portion of LIHTCs previously claimed if at any time during the 15-year LIHTC compliance period there is a disposition of an interest in the property unless, with respect to interests transferred after July 30, 2008, it is reasonable to expect under the circumstances that the housing will continue to operate as qualified low-income housing for the balance of the 15-year LIHTC compliance period.

Generally, when an investment asset of the Partnership has been sold prior to the end of the applicable 15-year LIHTC compliance period expiration date, the MGP has required the buyer to provide either a tax credit guaranty agreement, executed by a person or entity with liquidity deemed sufficient by the MGP in its discretion, or a standard tax credit recapture indemnity bond. This requirement was not imposed on the sale of two Local Limited Partnership Interests. Eight of the ten Apartment Complexes have 15-year LIHTC compliance periods that have not yet terminated.

Local Limited Partnership	Expiration of 15- Year Compliance Period	Guaranty Agreement or Indemnity Bond
Crestview Housing Limited Partnership, a Montana limited partnership	12/31/2022	(1)
Davenport Housing VII, L.P., an Iowa limited partnership	12/31/2024	Tax Credit Guaranty Agreement
FDI-Country Square, Ltd., a Texas limited partnership	12/31/2021	Tax Credit Guaranty Agreement
FDI-Park Place, Ltd., a Texas limited partnership	12/31/2021	Tax Credit Guaranty Agreement
Pleasant Village Limited Partnership, an Oregon limited partnership	12/31/2021	Tax Credit Guaranty Agreement and Tax Credit Recapture Indemnity Bond
Head Circle, L.P., a Mississippi limited partnership	12/31/2020	Tax Credit Guaranty Agreement
Fernwood Meadows Limited Partnership	12/31/2022	Not required
Sierra’s Run Limited Partnership	12/31/2022	Not required

(1)           The purchase and sale agreement has not yet been executed. The MGP anticipates that a tax credit recapture indemnity bond would be delivered if the sale to the Local General Partner were completed.

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015, which included a new federal audit regime for partnerships and entities classified as partnerships for tax purposes (the “New Rules”). The New Rules, effective for audits of partnership tax years beginning on or after January 1, 2018, generally allow the IRS to adjust items of income, gain, loss, deduction or credit of a partnership, and collect any resulting underpayment of tax, at the partnership level.

The New Rules include a special election (the “Push-Out Election”) that permits the partnership to cause the audit adjustments to be allocated to the partners in the year subject to audit (the “Reviewed Year”) as an alternative to the partners in the year the audit concludes (the “Adjustment Year”) bearing the resulting assessment. The Push-Out Election must be made separately for each imputed underpayment of a partnership and, to be valid, must be made no later than 45 days after the IRS mails the notice of final audit adjustments to the partnership. If a Push-Out Election is made, an additional interest charge of 200 basis points will apply to the underpayment amount. That is, the underpayment rate is increased from the applicable federal rate, plus 3 percent, to the applicable federal rate, plus 5 percent.

The Push-Out Election allows a partnership to shift the economic burden of the additional tax due to the partners that were actually partners during the reviewed year. This election is due within 45 days of the notice of the final adjustment. The partnership must then furnish statements to partners during the reviewed year within 60 days of when all of the adjustments are finally determined. The partnership must also submit an adjustment tracking report filed by the tax return due date for the adjustment year.

Each partner must recalculate its tax liability for the reviewed year and each subsequent year to the extent a change in the reviewed year affected a tax attribute carrying to a later tax year. As opposed to filing an amended return for the reviewed year, the partner must include the increased tax liability from all prior years on its tax return in the year in which the partnership provided the adjustment statement to the partner.

In the event of an IRS audit of the Partnership or of a Local Limited Partnership, the MGP anticipates that a Push-Out Election would not be made, and that the tax credit guaranty agreement or the tax credit recapture indemnity bond would be called upon to pay any tax liability resulting from the audit.

THE FOREGOING DISCUSSION IS ONLY A SUMMARY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE LIQUIDATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, AND ANY OTHER TAX CONSEQUENCES, OF THE LIQUIDATION TO YOU.

CONTINGENCIES

Contingencies to the sale of the CHLP asset include the consent of the Limited Partners, the identification of a purchaser, the consent of the CHLP Local General Partner, and, perhaps, consent of the lenders and the state allocating agency.

If the contingencies described above are satisfied, the MGP anticipates that the Partnership would proceed with the sale with the goal of completing the sale and the Dissolution and Termination during 2020. Upon the sale and the Dissolution and Termination, individual Limited Partners would be entitled to use their unused passive losses as discussed herein. Of course, there can be no absolute guarantee in this regard, and sale and the Dissolution and Termination could occur in a year following 2020.

Regulatory Approvals

Except as described above, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Partnership’s Dissolution and Termination. As described above, the sale of the CHLP asset might require the prior approval of lenders and/or state regulatory agencies.

VOTING RIGHTS AND PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of June 29, 2020 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of June 29, 2020, there were 20,707 Units outstanding and 960 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, no person was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1.           Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

Insurer Direct Corp.
500 Perimeter Drive, Suite D
Morrisville, NC 27560

2.           Mark, date, sign and fax the enclosed Consent Card to Insurer Direct Corp. at 202-521-3464.

3.           Using the Internet, log on to https://www.iproxydirect.com/NF613 and follow the instructions to create an electronic voting instruction form.

4.           Using your telephone, call 1-866-752-VOTE (8683) and follow the instructions to vote via telephone.

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) September 8, 2020 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC Housing Tax Credit Fund VI, L.P., Series 13, and the general partner’s name is WNC National Partners, LLC. The offices of the Partnership and the MGP are located c/o WNC & Associates, Inc., at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is 1-714-662-5565 x600.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email but these persons will not receive additional compensation for rendering these services. The Partnership has retained the services of Issuer Direct Corp., a professional proxy solicitation firm, to aid in the solicitation of consents. Issuer Direct Corp. may solicit consents by personal interview, mail, telephone, facsimile, email, or otherwise. The Partnership expects that it will pay Issuer Direct Corp. its customary fee, estimated to be approximately $11.00 per Limited Partner, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about July 10, 2020.

SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of February 7, 2005 among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

WNC National Partners, LLC is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

The Partnership LPA includes restrictions on the power of the MGP. Included among them are the following.

-
There is a prohibition on the sale of any Local Limited Partnership Interest or Apartment Complex to the MGP or its affiliates. Accordingly, no such sale could be made at any price without the consent of a majority-in-interest of the Limited Partners.
-
The MGP may not sell all or substantially all of the Partnership’s assets in a single transaction without the consent of a majority-in-interest of the Limited Partners.
-
No WNC entity could have been the Local General Partner of a Local Limited Partnership at the time of the Partnership’s acquisition of an interest therein. A WNC entity could become a Local General Partner after acquisition only: (a) upon request by a lender that such action be taken, (b) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, and/or (c) in the event of a material default by a Local General Partner or any of its affiliates on any obligations or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

Term and Dissolution

The Partnership was formed on February 7, 2005 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2070.

Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership, such person was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

PARTNERSHIP BUSINESS AND PROPERTIES

The business of the Partnership and its investments in properties are discussed throughout this Consent Solicitation Statement. Additional information regarding the Partnership’s investment in properties is set forth in Annex A hereto.

FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules.

Selected Financial Data

The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2020. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in Annex B.

	March 31, 2020	March 31, 2019	March 31, 2018	March 31, 2017	March 31, 2016
BALANCE SHEET

ASSETS
Cash	$228,845	$224,898	$305,043	$271,941	$315,082
Investments in Local Limited Partnerships, net	$51,621	$666,713	$1,406,121	$2,286,745	$3,235,861
Other Assets	$-	$ -	$-	$ -	$ 2,643

LIABILITIES
Payables to Local Limited Partnerships	$245,113	$245,113	$245,113	$245,113	$245,113
Accrued fees and expenses due to MGP and affiliates	$1,525,166	$1,432,910	$ 1,486,897	$1,479,730	$1,874,186

PARTNERS’ EQUITY (DEFICIT)	$(1,489,813)	$(786,412)	$(20,846)	$833,843	$1,434,287

The book value per Unit was as follows:	$(71.95)	$(37.89)	$(1.00)	$40.08	$68.52

	For the Year Ended March 31, 2020	For the Year Ended March 31, 2019	For the Year Ended March 31, 2018	For the Year Ended March 31, 2017	For the Year Ended March 31, 2016
OPERATIONS

Income (Loss) from operations	$(528,637)	$(603,648)	$(774,173)	$(946,854)	$(1,942,059)
Equity in losses of Local Limited Partnerships	$(175,983)	$(227,896)	$(228,418)	$(245,681)	$(279,147)
Gain on sale of Local Limited Partnerships	$-	$65,495	$36,767	$-	$1,159,711
Net income (loss)	$(703,401)	$(765,566)	$(854,689)	$(1,192,229)	$424,717
Net income (loss) allocated to:
MGP	$(703)	$(766)	$(855)	$(1,192)	$425
Limited Partners	$(702,698)	$(764,800)	$(853,834)	$(1,191,037)	$424,292
Net income (loss) per Unit	$(33.94)	$(36.85)	$(41.13)	$(57.24)	$20.27
Outstanding weighted Units	20,707	20,757	20,757	20,807	20,931

The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

MANAGEMENT

The MGP is a California limited liability company. Its manager is WNC & Associates, Inc., a California corporation (“WNC”). Since its formation in 1971, the principal business of WNC has been providing investments in affordable housing. The directors of WNC are Wilfred N. Cooper, Sr., Wilfred N. Cooper, Jr., Kay L. Cooper and Jennifer E. Cooper. The executive officers of WNC are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565 x600. Each director and executive officer of WNC is a citizen of the United States. Neither the Partnership, the MGP, nor any director or executive officer of WNC, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, nor any director or executive officer of WNC has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Melanie R. Wenk, CPA	Executive Vice President – Chief Financial Officer
David N. Shafer, Esq.	Executive Vice President – Legal Affairs
Michael J. Gaber	Executive Vice President – Asset Management and Fund Management
Anand Kannan	President – Community Preservation Partners
Anil Advani	Executive Vice President – Originations and Finance
Christine A. Cormier	Senior Vice President – Investor Relations
Darrick Metz	Senior Vice President – Originations
Gregory S. Hand	Senior Vice President – Developer Relations
Kent Mehring	Senior Vice President – Asset Management

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. (“MGP President”) is President, Chief Executive Officer, Secretary, a Director, and a member of various Committees, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Melanie R. Wenk is Executive Vice President – Chief Financial Officer of WNC & Associates, Inc. She is a member of various Committees of WNC & Associates, Inc. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

David N. Shafer is Executive Vice President – Legal Affairs, and a member of various Committees, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Michael J. Gaber is Executive Vice President– Asset Management and Fund Management, and a member of various Committees, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

Anand Kannan is President of Community Preservation Partners, LLC and a member of various Committees of WNC & Associates, Inc. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Anil Advani is Executive Vice President – Originations and Finance of WNC & Associates, Inc. and a member of various Committees of WNC & Associates, Inc. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. She is a registered representative with WNC Capital Corporation. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Gregory S. Hand is Senior Vice President – Developer Relations of WNC & Associates, Inc., and a member of the Investment Committee. He is responsible for working directly with originators and key general partners on a national basis in evaluating LIHTC opportunities. In addition, Mr. Hand works directly with WNC’s Investor Relations department with regard to investor due diligence matters. Mr. Hand has been involved in real estate analysis, development and management since 1987.

Kent Mehring is Senior Vice President – Asset Management of WNC & Associates, Inc., and a member of the Investment Committee. He oversees WNC’s Asset Management department, including lease-up, stabilized asset management and compliance monitoring. Mr. Mehring has been active in the real estate industry since 1993, and involved in LIHTC real estate asset management and capital transactions for more than 15 years.

Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual asset management fee in an amount not exceed 0.5% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which includes the Partnership’s cash investment plus its allocable share of the mortgages. The asset management fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid asset management fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset management fees of approximately $42,000 and $56,000 were incurred during the years ended March 31, 2020 and 2019, respectively. The Partnership paid approximately $0 and $60,000 of accrued fees during the years ended March 31, 2020 and 2019, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $91,000 and $40,000 for the years ended March 31, 2020 and 2019, respectively. The Partnership reimbursed operating expenses of approximately $0 and $101,000 during the years ended March 31, 2020 and 2019, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2020 and 2019. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2020 and 2019.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, Dissolution and Termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership LPA.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

The materials in each Annex refer to the MGP as the “General Partner,” “WNC” as “Associates”, and the Apartment Complexes as the “Housing Complexes.” “Compliance Period” for a Housing Complex means the 15-year federal tax credit compliance period.

ANNEX A

PROPERTIES

Through its investments in Local Limited Partnerships, the Partnership holds indirect ownership interests in the Housing Complexes. The following table reflects the status of the Housing Complexes as of the dates or for the periods indicated:

			As of March 31, 2020		As of December 31, 2019
Local Limited Partnership Name	Location	General Partner Name	Partnership’s Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Number of Units	Estimated Aggregate Low Income Housing Tax Credits (1)	Mortgage Balances of Local Limited Partnership
Crestview Housing, L.P.	Bigfork, Montana	American Covenant Senior Housing Foundation, Inc.	$1,895,000	$1,895,000	24	$2,268,000	$614,000

Davenport Housing VII, L.P.	Davenport, Iowa	Davenport V GP, LLC	4,744,000	4,499,000	20	6,029,000	470,000

			$6,639,000	$6,394,000	44	$8,297,000	$1,084,000

(1)
Represents aggregate anticipated Low Income Housing Tax Credits to be received over the 10-year credit period if the Housing Complexes are retained and rented in compliance with credit rules for the Compliance Period. Approximately 98% of the anticipated Low Income Housing Tax Credits have been received from the Local Limited Partnerships.

	For the year ended December 31, 2019
Local Limited Partnership Name	Rental Income	Net Loss	Low Income Housing Tax Credits Allocated to Partnership

Crestview Housing, L.P.	$148,000	$(74,000)	99.98%

Davenport Housing VII, L.P.	132,000	(172,000)	99.98%

	$280,000	$(246,000)

A-1

			Occupancy Rates As of December 31,
Local Limited Partnership Name	Location	General Partner Name	2019	2018	2017	2016	2015

Crestview Housing, L.P.	Bigfork, Montana	American Covenant Senior Housing Foundation, Inc.	92%	96%	100%	100%	100%

Davenport Housing VII, L.P.	Davenport, Iowa	Shelter Resource Corporation	90%	100%	100%	100%	100%

FDI-Country Square, LTD.	Lone Star, Texas	Fieser Holdings, Inc.	N/A	92%	96%	96%	100%

FDI-Park Place, LTD.	Bellville, Texas	Fieser Holdings, Inc.	N/A	70%	80%	90%	85%

Head Circle, L.P.	Ruleville, Mississippi	SEMC, Inc.	N/A	N/A	N/A	97%	85%

Pleasant Village, L.P.	Dallas, Texas	Walker Guardian LLC	N/A	N/A	N/A	N/A	85%
			91%	86%	92%	96%	89%

N/A – This Local Limited Partnership was sold as of the respective year end.

A-2

ANNEX B - ANNUAL FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other discussions elsewhere in this Consent Solicitation Statement contain forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credits property market and the economy in general, changes in law, rules and regulations, and legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this Consent Solicitation Statement and in other reports filed with the SEC. The following discussion should be read in conjunction with the financial statements and the notes thereto included elsewhere in this filing.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and any estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments were capitalized as part of the investment account and were being amortized over 27.5 years (See Notes 2 and 3 to the financial statements).

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership's interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership's balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership's exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2016 remain open.

Impact of Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), as amended by subsequent Accounting Standard Updates (collectively, “ASC 606”). The Partnership adopted ASC 606 during 2019 and applied the guidance on a retrospective basis. There was no impact as a result of the adoption of ASC 606 to recognize revenue on the financial statements of the Partnership as of and for the periods ended December 31, 2019 and 2018 as the reporting fee income is immaterial.

In August 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2016-15 Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The Partnership adopted the update on a retrospective basis. The effect of the adoption was the application of an accounting policy election to classify distributions received from investees using the nature of the distribution approach. The Partnership classifies distributions from tax credit investments as returns on investment because the design of the local limited partnership is to generate tax credits and losses rather than income from operations. Application of the accounting policy election had no impact on the presentation in the statements of cash flows in the current or prior reporting periods.

Certain Risks and Uncertainties

See Note 1 to the financial statements.

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be lost, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

The spread of a novel strain of coronavirus (COVID-19) has caused significant business disruptions in the United States beginning in the first quarter of 2020. The economic impact of the business disruptions caused by COVID-19 is uncertain. The extent of any effects these disruptions may have on the operations and financial performance of the Partnership will depend on future developments, including possible impacts on the operations of the underlying real estate of its investments, which cannot be determined.

Financial Condition

The Partnership’s assets at March 31, 2020 consisted of $229,000 in cash and cash equivalents and investments in Local Limited Partnerships of $52,000 (See “Method of Accounting for Investments in Local Limited Partnerships”). Liabilities at March 31, 2020 consisted of $245,000 of payables due to Local Limited Partnerships and $1,525,000 of accrued fees and expenses due to General Partner and affiliates (See “Future Contractual Cash Obligations” below).

Results of Operations

Year Ended March 31, 2020 Compared to Year Ended March 31, 2019 The Partnership’s net loss for the year ended March 31, 2020 was $703,000, reflecting a decrease of $63,000 from the net loss for the year ended March 31, 2019 of $766,000. The decrease in net loss is partially due to a $65,000 decrease in gain on sale of Local Limited Partnerships for the year ended March 31, 2020. The gain and loss on sale of Local Limited Partnerships will vary from period to period depending on the values and sale prices of the housing complexes that have been identified for disposition and the closing dates of such transactions. Additionally, impairment loss decreased by $72,000 for the year ended March 31, 2020. Impairment loss varies from year to year depending on the operations of the Local Limited Partnerships and the amount of Low Income Housing Tax Credits that are allocated each year to the Partnership. There was an increase in accounting and legal fees of $6,000 for the year ended March 31, 2020 compared to the year ended March 31, 2019 due to timing of work performed. Asset management fees decreased by $14,000 during the year ended March 31, 2020. The fees are calculated based on the value of invested assets, which decreased due to the sales of Local Limited Partnerships. Other expenses decreased by $2,000 during the year ended March 31, 2020, mainly due to property cost consulting incurred during the year ended March 31, 2019. Reporting fees and distribution income decreased by $8,000 for the year ended March 31, 2020 compared to the year ended March 31, 2019. Local Limited Partnerships pay reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Year Ended March 31, 2019 Compared to Year Ended March 31, 2018 The Partnership’s net loss for the year ended March 31, 2019 was $766,000, reflecting a decrease of $89,000 from the net loss for the year ended March 31, 2018 of $855,000. The decrease in net loss is partially due to a $110,000 decrease in other income for the year ended March 31, 2019. The Partnership received $51,000 of State tax refund resulting from tax overpayment, and $59,000 from the release of a lien account related to the disposition of a Local Limited Partnership during the year ended March 31, 2018 compared to no other income received during the year ended March 31, 2019. Gain on sale of Local Limited Partnerships increased by $29,000 for the year ended March 31, 2019. The gain and loss on sale of Local Limited Partnerships will vary from period to period depending on the values and sale prices of the housing complexes that have been identified for disposition and the closing dates of such transactions. Additionally, impairment loss decreased by $141,000 for the year ended March 31, 2019. Impairment loss varies from year to year depending on the operations of the Local Limited Partnerships and the amount of Low Income Housing Tax Credits that are allocated each year to the Partnership. There was a decrease in accounting and legal fees of $4,000 for the year ended March 31, 2019 compared to the year ended March 31, 2018 due to timing of work performed. Asset management fees decreased by $10,000 during the year ended March 31, 2019. The fees are calculated based on the value of invested assets, which decreased due to the sales of Local Limited Partnerships. Other expenses decreased by $15,000 during the year ended March 31, 2019, mainly due to property cost consulting incurred during the year ended March 31, 2018. Reporting fees and distribution income increased by $2,000 for the year ended March 31, 2019 compared to the year ended March 31, 2018. Local Limited Partnerships pay reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flows will allow for the payment.

Liquidity and Capital Resources

Year Ended March 31, 2020 Compared to Year Ended March 31, 2019 The net increase in cash and cash equivalents during the year ended March 31, 2020 was $4,000 compared to a net decrease in cash and cash equivalents during the year ended March 31, 2019 of $80,000. The Partnership paid $60,000 in accrued asset management fees and $101,000 to the General Partner or an affiliate for operating expenses paid on its behalf during the year ended March 31, 2019, compared to no payments were made during the year ended March 31, 2020. During the year ended March 31, 2020, the Partnership received $8,000 less in reporting fees and distribution income compared to the year ended March 31, 2019. The Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flows will allow for payments. Additionally, during year ended March 31, 2020, the Partnership received $0 in net proceeds from sale of Local Limited Partners compared to $65,000 received during year ended March 31, 2019. Sale proceeds recorded by the Partnership can vary depending on the sale prices and the values of the Housing Complexes that are sold.

Year Ended March 31, 2019 Compared to Year Ended March 31, 2018 The net decrease in cash and cash equivalents during the year ended March 31, 2019 was $80,000 compared to a net increase in cash and cash equivalents during the year ended March 31, 2018 of $33,000. The Partnership received $51,000 of State tax refund from tax overpayment, and $59,000 from the final release of an escrow account related to the disposition of a Local Limited Partnership during the year ended March 31, 2018 compared to no other income received during the year ended March 31, 2019. The Partnership paid $60,000 in accrued asset management fees and $101,000 to the General Partner or an affiliate for operating expenses paid on its behalf during the year ended March 31, 2019, compared to $97,000, and $29,000, respectively, during the year ended March 31, 2018. During the year ended March 31, 2019, the Partnership received $2,000 more in reporting fees and distribution income compared to the year ended March 31, 2018. The Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flows will allow for payments. Additionally, during year ended March 31, 2019, the Partnership received $65,000 in net proceeds from sale of Local Limited Partners compared to $37,000 received during year ended March 31, 2018. Sale proceeds recorded by the Partnership can vary depending on the sale prices and the values of the Housing Complexes that are sold.

Accrued payables, which consist primarily of related party asset management fees due to the General Partner, increased (decreased) by approximately $92,000, $(54,000), and $7,000 for the years ended March 31, 2020, 2019, and 2018, respectively.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2021.

Other Matters

Davenport started construction in October 2006 and was scheduled to be completed in June 2008. Construction was delayed due to the original Local General Partner defaulting on his construction guarantee, and resulting in disputed mechanic liens on the property. In November 2008, a co-Local General Partner, Shelter Resource Corporation, was admitted into the Partnership, due to restrictions implemented by the Iowa Finance Authority (“IFA”). Subsequently, with IFA’s approval, the defaulting original Local General Partner was removed from the Partnership leaving Shelter Resource Corporation as the sole Local General Partner.

As of March 31, 2010, the property was 100% completed and a certificate of occupancy was granted for both buildings in December 2009. The Partnership engaged all sub-contractors to sign new construction contracts, along with lien releases for any and all work done after their engagement. During the year ended March 31, 2011, the Partnership voluntarily advanced $846,175 to Davenport for construction related costs. There were no additional advances made to Davenport due to the additional investment made, as discussed below.

The project was fully completed as of March 31, 2010 and it achieved stabilized operations by June 2010. In June 2010 the property achieved 85% occupancy and has maintained occupancy of 80% to 100% to the date of this filing. Davenport has been awarded state historical tax credits from the State of Iowa, federal historical credits and federal Low Income Housing Tax Credits. The State historical credits are given in the form of a refund check from the State in conjunction with the State tax return filing. The net amount of the check after applicable federal taxes will be contributed back to the property to help fund construction shortfalls. Davenport was also allocated additional federal Low Income Housing Tax Credits as well as federal historical tax credits. Upon the Limited Partners’ approval of the dispositions of Sierra’s Run and Fernwood, the Partnership made the additional investment in Davenport. See the exit strategy in Note 1 regarding the dispositions of Sierra’s Run and Fernwood. On July 1, 2010, the Partnership committed additional capital to Davenport in the amount of $2,490,651. This additional commitment generated $408,710 of federal historic credits and $3,582,550 of additional federal Low Income Housing Tax Credits which were allocated to the partners of the Partnership.

As of March 31, 2020, Davenport is on the watch list due to a low year-to-date DCR and depleted replacement reserve account.  The property has not generated sufficient cash flow to make the required replacement reserve deposits. The lender is aware of the underfunded replacement reserve balance and, to date, has not issued a Notice of Default. Although the property is operating at its budgeted .61 DCR, it is still operating below break-even, due to increased utilities expense and unanticipated snow removal expense, which were resulted from of the heavy snowfall during the first quarter 2019. Due to the small size of the property, any unanticipated expenses will negatively impact operations and financial performance. Two tenants recently vacated due to health reasons.  There is one application in process and the other is being marketed. Operating deficits were paid through the operating cash account, which had a balance of $1,076 as of December 31, 2019. While the operating deficit guarantee has expired, the tax credit guaranty remains in place.

Subsequent to March 31, 2020, the Partnership entered into a purchase agreement with an unrelated party to sell its Local Limited Partnership interest in Davenport Housing VII, L.P. (“Davenport VII”). Davenport VII was appraised for $125,000 and had a mortgage note balance of $470,274 as of December 31, 2019. The Partnership will receive $15,000 in cash proceeds, which will be held in the Partnership's reserves for future operating expenses. The Partnership's investment balance is $51,622; therefore, a loss of $36,622 will be recorded. The sale is expected to close on May 29, 2020. The Compliance Period for Davenport VII expires in 2024. A guaranty agreement was executed with the General Partner to guarantee the repayment of any recaptured tax credits and/or interest arising from any non-compliance as provided in Section 42 of the Internal Revenue Code arising after the date of the sale.

Grove Village Limited Partnership and Pleasant Village Limited Partnership were disposed of during the year ended March 31, 2016. These Local Limited partnerships were under IRS audit related to the LIHTCs and the Partnership filed a lawsuit against the Local General Partner. During the year ended March 31, 2015, the Partnership settled the dispute and received $1,300,000 of settlement proceeds which were included in other income. The Partnership also received a final escrow release from the sale of Pleasant Village Limited Partnership totaling $59,315 which was also included in other income for the year ended March 31, 2018.

Partnership’s Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2020:

	2021	2022	2023	2024	2025	Thereafter	Total

Asset management fees (1)	$1,566,742	$41,576	$41,576	$41,576	$41,576	$1,870,920	$3,603,966
Payable to Local Limited Partnerships	245,113	-	-	-	-	-	245,113
Total contractual obligations	$1,811,855	$41,576	$41,576	$41,576	$41,576	$1,870,920	$3,849,079

(1)
Asset management fees are payable annually until termination of the Partnership, which is to occur no later than December 31, 2070. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in all Housing Complexes owned at March 31, 2020 until December 31, 2070. Amounts due to the General Partner as of March 31, 2020 have been included in the 2021 column. The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding our asset management fees and payables due to Local Limited Partnerships, see Notes 3 and 4 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnership has no off-balance sheet arrangements.

Exit Strategy

See footnote 1 to the financial statements.

Impact of Recent Accounting Pronouncements

See footnote 1 to the financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the General Partner

WNC Housing Tax Credit Fund VI, L.P., Series 13

Opinion on the Financial Statements

We have audited the accompanying balance sheets of WNC Housing Tax Credit Fund VI, L.P., Series 13 (the "Partnership") as of March 31, 2020 and 2019, the related statements of operations, partners' equity (deficit), and cash flows for each of the years in the three-year period ended March 31, 2020, and the related notes and schedule (collectively referred to as the "financial statements"). In our opinion, based on our audits and the reports of the other auditors, the financial statements present fairly, in all material respects, the financial position of the Partnership as of March 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

We did not audit the financial statements of certain Local Limited Partnerships, which investments represent $51,621 and $662,171 of the total Partnership assets as of March 31, 2020 and 2019, respectively, and $(171,552), $(164,014) and $(164,931) of the total Partnership loss for the years ended March 31, 2020, 2019 and 2018, respectively. Those financial statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to those Local Limited Partnerships, is based solely on the reports of the other auditors.

Basis for Opinion

These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

Supplemental Information

The schedule listed under Part IV, Item 15(a)(2) of Form 10-K related to each of the years in the three-year period ended March 31, 2020 has been subjected to audit procedures performed in conjunction with the audit of WNC Housing Tax Credit Fund VI, L.P., Series 13's financial statements. The schedule is the responsibility of the Partnership's management. Our audit procedures included determining whether the schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the schedule. In forming our opinion on the schedule, we evaluated whether the schedule, including its form and content, is presented in conformity with the Securities and Exchange Commission's rules. In our opinion, the schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

We have served as the Partnership's auditor since 2005.

Bethesda, Maryland
May 26, 2020

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

BALANCE SHEETS

	March 31,
	2020	2019
ASSETS
Cash and cash equivalents	$228,845	$224,898
Investments in Local Limited Partnerships, net (Notes 2 and 3)	51,621	666,713
Due from affiliates, net (Note 6)	-	-
Total Assets	$280,466	$891,611

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Payables to Local Limited Partnerships (Note 5)	$245,113	$245,113
Accrued fees and expenses due to General Partner and Affiliates (Note 3)	1,525,166	1,432,910
Total Liabilities	1,770,279	1,678,023

Partners’ Equity (Deficit)
General Partner	571,841	572,544
Limited Partners (25,000 Partnership Units authorized, 20,707 and 20,757 Partnership Units issued and outstanding, respectively)	(2,061,654)	(1,358,956)

Total Partners’ Equity (Deficit)	(1,489,813)	(786,412)

Total Liabilities and Partners’ Equity (Deficit)	$280,466	$891,611

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2020	2019	2018
Operating income:
Reporting fees	$2,728	$1,305	$3,558
Distribution income	-	9,336	5,219

Total operating income	2,728	10,641	8,777

Operating expenses and loss:
Asset management fees	41,576	55,686	65,975
Asset management expenses	932	1,691	425
Accounting and legal fees	31,430	25,265	29,275
Impairment loss	439,109	511,512	652,206
Other	18,318	20,135	35,069

Total operating expenses and loss	531,365	614,289	782,950

Loss from operations	(528,637)	(603,648)	(774,173)

Equity in losses of Local Limited Partnerships	(175,983)	(227,896)	(228,418)

Other income	-	-	110,491

Gain on sale of Local Limited Partnerships	-	65,495	36,767

Interest income	1,219	483	644

Net loss	$(703,401)	$(765,566)	$(854,689)

Net loss allocated to:
General Partner	$(703)	$(766)	$(855)

Limited Partners	$(702,698)	$(764,800)	$(853,834)

Net loss per Partnership Unit	$(33.94)	$(36.85)	$(41.13)

Outstanding weighted Partnership Units	20,707	20,757	20,757

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2020, 2019 and 2018

	General Partner	Limited Partners	Total

Partners’ equity (deficit) at March 31, 2017	$574,165	$259,678	$833,843

Net loss	(855)	(853,834)	(854,689)

Partners’ equity (deficit) at March 31, 2018	573,310	(594,156)	(20,846)

Net loss	(766)	(764,800)	(765,566)

Partners’ equity (deficit) at March 31, 2019	572,544	(1,358,956)	(786,412)

Net loss	(703)	(702,698)	(703,401)

Partners’ equity (deficit) at March 31, 2020	$571,841	$(2,061,654)	$(1,489,813)

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2020, 2019 and 2018

	2020	2019	2018
Cash flows from operating activities:
Net loss	(703,401)	$(765,566)	$(854,689)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in losses of Local Limited Partnerships	175,983	227,896	228,418
Impairment loss	439,109	511,512	652,206
Gain on sale of Local Limited Partnerships	-	(65,495)	(36,767)
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	92,256	(53,987)	7,167

Net cash provided by (used in) operating activities	3,947	(145,640)	(3,665)

Cash flows from investing activities:
Net proceeds from sale of Local Limited Partnerships	-	65,495	36,767

Net cash provided by investing activities	-	65,495	36,767

Net increase (decrease) in cash and cash equivalents	3,947	(80,145)	33,102

Cash and cash equivalents, beginning of period	224,898	305,043	271,941

Cash and cash equivalents, end of period	228,845	$224,898	$305,043
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Taxes paid	$800	800	$800

See accompanying notes to financial statements

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2020, 2019, and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 13, a California Limited Partnership (the “Partnership”), was formed on February 7, 2005 under the laws of the State of California, and commenced operations on December 14, 2005. The Partnership was formed to invest primarily in other limited partnerships and limited liability companies (the “Local Limited Partnerships”) which own multi-family housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC National Partners, LLC (the “General Partner”). The general partner of the General Partner is WNC & Associates, Inc. (“Associates”). The chairman and the president of Associates owns all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates, as the Partnership and General Partner have no employees of their own.

The Partnership shall continue in full force and effect until December 31, 2070, unless terminated prior to that date, pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes of the partners.

Pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2005, the Partnership commenced a public offering of 25,000 units of limited partnership interest (“Partnership Units”) at a price of $1,000 per Partnership Unit. The required minimum offering amount of $1,400,000 was achieved by December 14, 2005. Total subscriptions for 20,981 Partnership Units had been accepted, representing $20,965,400, which is net of volume discounts of $4,540 and dealer discounts of $11,060. Holders of Partnership Units are referred to herein as “Limited Partners.” As of March 31, 2020 and 2019, a total of 20,707 and 20,757 Partnership Units remain outstanding, respectively. The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, in cash available for distribution from the Partnership and tax credits. The Limited Partners will be allocated the remaining 99.9% interest in proportion to their respective investments. This offering was closed on September 21, 2006.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement). The General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2021.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. A significant portion of the existing liabilities are the payables to Local Limited Partnerships and those payables are the first priority to be paid. If the Partnership does not have enough cash to pay those liabilities the General Partner or an affiliate will fund the necessary cash to pay the liabilities. The remaining portion of the payables is due to the General Partner or an affiliate. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods. Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period must satisfy the reasonable belief test to avoid recapture.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, Partnership cash flow, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them or the applicable Local Limited Partnership Interests. The objective is to wind down the Partnership after Low Income Housing Tax Credits are no longer available. Local Limited Partnership Interests may be disposed of at any time by the General Partner in its discretion.

The proceeds from the disposition of any Housing Complex will be used first to pay debts and other obligations per the applicable Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the applicable Local Limited Partnership Agreement.

The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any amounts of cash will be distributed to the Limited Partners, as the proceeds first would be used to pay Partnership obligations and to fund reserves. Similarly, there can be no assurance that the Partnership will be able to sell its Local Limited Partnership Interests, or that cash therefrom would be available for distribution to the Limited Partners.

During the year ended March 31, 2011, the Partnership sold two Local Limited Partnerships, Fernwood Meadows, L.P. (“Fernwood”) and Sierra’s Run, L.P., (“Sierra’s Run”), in order to generate sufficient equity to complete the purchase of additional Low Income Housing Tax Credits for Davenport VII, L.P. (“Davenport”).

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fernwood and Sierra’s Run will complete their Compliance Periods in 2022; therefore there is a risk of tax credit recapture. The maximum exposure of recapture (excluding the interest and penalties related to the recapture) is $177,508 and $170,246, respectively, for Fernwood and Sierra’s Run, which equates to $16.75 per Partnership Unit in the aggregate. Under the circumstances, the General Partner believes there is a reasonable expectation that each Local Limited Partnership will continue to be operated as qualified low income housing for the balance of its Compliance Period, and, accordingly, does not anticipate that there will be any recapture.

As of March 31, 2020, the underlying Housing complexes of Pleasant Village Limited Partnership (“Pleasant Village”) and Grove Village Limited Partnership (“Grove Village”) had been sold, resulting in the termination of the Partnership’s Local Limited Partnership interest. The Partnership had also gifted its Local Limited Partnership interest in 909 4th YMCA Limited Partnership to an unrelated nonprofit corporation. In addition, the Partnership sold its Local Limited Partnership interest in Head Circle, L.P. (“Head Circle”), FDI-Country Square, LTD (“FDI-Country Square”) and FDI-Park Place, LTD (“FDI-Park Place”). The Compliance Period for Head Circle has been completed, therefore, there is no risk of recapture to the investors of the Partnership. The Compliance Periods for FDI-Country Square and FDI-Park Place expire in 2021. A guaranty agreement was executed with the General Partner to guarantee the repayment of any recaptured tax credits and/or interest arising from any non-compliance as provided in Section 42 of the Internal Revenue Code arising after the date of the sale.

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments were capitalized as part of the investment account and were being amortized over 27.5 years. (See Notes 2 and 3 to the financial statements).

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received by the Partnership are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income. As of March 31, 2020 and 2019 one of the remaining investment balances had reached zero.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of March 31, 2020 and 2019, the Partnership had $228,845 and $224,898 in cash equivalents, respectively.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Net Loss Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2016 remain open.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

Impairment

The Partnership reviews its investments in Local Limited Partnership for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value of such investments may not be recoverable. Impairment is measured by comparing the Partnership’s carrying amount in the investment to the sum of the total amount of the remaining future Low Income Housing Tax Credits estimated to be allocated to the Partnership and the estimated residual value to the Partnership. For the years ended March 31, 2020, 2019, and 2018, impairment loss related to investments in Local Limited Partnerships was $439,109, $511,512, and $652,206, respectively.

Impact of Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), as amended by subsequent Accounting Standard Updates (collectively, “ASC 606”). The Partnership adopted ASC 606 during 2019 and applied the guidance on a retrospective basis. There was no impact as a result of the adoption of ASC 606 to recognize revenue on the financial statements of the Partnership as of and for the periods ended December 31, 2019 and 2018 as the reporting fee income is immaterial.

In August 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2016-15 Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The Partnership adopted the update on a retrospective basis. The effect of the adoption was the application of an accounting policy election to classify distributions received from investees using the nature of the distribution approach. The Partnership classifies distributions from tax credit investments as returns on investment because the design of the local limited partnership is to generate tax credits and losses rather than income from operations. Application of the accounting policy election had no impact on the presentation in the statements of cash flows in the current or prior reporting periods.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2020, and 2019, the Partnership owned limited partnership interests in 2 Local Limited Partnerships, each of which owns one Housing Complex consisting of an aggregate of 44 apartment units, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day-to-day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a limited partner, is entitled to 99.98%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses and Low Income Housing Tax Credits of the Local Limited Partnerships.

The Partnership's investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2020 and 2019 is approximately $3,900,000 and $4,414,000, respectively, less than the Partnership's equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined financial statements presented below. This difference is primarily due to acquisition, selection and other costs related to the acquisition of the investments which have been capitalized in the Partnership’s investment account, impairment losses recorded in the Partnership’s investment account and capital contributions payable to the Local Limited Partnerships which were netted against partner capital in the Local Limited Partnerships’ financial statements.

At March 31, 2020 and 2019, the investment accounts in certain Local Limited Partnerships had reached a zero balance. Consequently, a portion of the Partnerships’ estimate of its share of losses for the years ended March 31, 2020, 2019 and 2018, amounting to approximately $70,000, $0, and $12,000, respectively, have not been recognized. As of March 31, 2020, the aggregate share of net losses from the remaining Local Limited Partnerships not recognized by the Partnership amounted to $70,000.

The Partnership reviews its investments in Local Limited Partnership for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investment. For the years ended March 31, 2020, 2019 and 2018, impairment loss related to investments in Local Limited Partnerships was $439,109, $511,512, and $652,206, respectively.

The following is a summary of the equity method activity of the investments in Local Limited Partnerships for the periods presented:

	For the Years Ended March 31,
	2020	2019	2018
Investments per balance sheet, beginning of year	$666,713	$1,406,121	$2,286,745
Equity in losses of Local Limited Partnerships	(175,983)	(227,896)	(228,418)
Impairment loss	(439,109)	(511,512)	(652,206)

Investments per balance sheet, end of year	$51,621	$666,713	$1,406,121

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The financial information from the individual financial statements of the Local Limited Partnerships includes rental and interest subsidies. Rental subsidies are included in total revenues and interest subsidies are generally netted against interest expense. Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS

	2019	2018
ASSETS
Buildings and improvements, net of accumulated depreciation of 2,561,000 and $3,549,000 respectively	$6,799,000	$9,414,000
Land	300,000	368,000
Other assets	138,000	321,000
Total Assets	$7,237,000	$10,103,000

LIABILITIES

Mortgages and construction loans payable	$1,084,000	$2,586,000
Due to related parties	964,000	1,019,000
Other liabilities	36,000	80,000
Total Liabilities	2,084,000	3,685,000

PARTNERS’ EQUITY

WNC Housing Tax Credit Fund VI, L.P., Series 13	3,952,000	5,081,000
Other Partners	1,201,000	1,337,000
Total Partners’ Equity	5,153,000	6,418,000
Total Liabilities and Partners’ Equity	$7,237,000	$10,103,000

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2019	2018	2017

Revenues	$288,000	$609,000	$738,000

Expenses:
Operating expenses	251,000	479,000	460,000
Interest expense	31,000	44,000	155,000
Depreciation and amortization	252,000	357,000	356,000

Total expenses	534,000	880,000	971,000

Net loss	$(246,000)	$(271,000)	$(233,000)

Net loss allocable to the Partnership	$(246,000)	$(271,000)	$(232,000)

Net loss recorded by the Partnership	$(176,000)	$(228,000)	$(228,000)

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Certain Local Limited Partnerships have incurred operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partner may be required to sustain the operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership's investment in certain Local Limited Partnerships could be impaired, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Troubled Housing Complex

Davenport started construction in October 2006 and was scheduled to be completed in June 2008. Construction was delayed due to the original Local General Partner defaulting on his construction guarantee, and resulting in disputed mechanic liens on the property. In November 2008, a co-Local General Partner, Shelter Resource Corporation, was admitted into the Partnership, due to restrictions implemented by the Iowa Finance Authority (“IFA”). Subsequently, with IFA’s approval, the defaulting original Local General Partner was removed from the Partnership leaving Shelter Resource Corporation as the sole Local General Partner.

As of March 31, 2010, the property was 100% completed and a certificate of occupancy was granted for both buildings in December 2009. The Partnership engaged all sub-contractors to sign new construction contracts, along with lien releases for any and all work done after their engagement. During the year ended March 31, 2011, the Partnership voluntarily advanced $846,175 to Davenport for construction related costs. There were no additional advances made to Davenport due to the additional investment made, as discussed below.

The project was fully completed as of March 31, 2010 and it achieved stabilized operations by June 2010. In June 2010 the property achieved 85% occupancy and has maintained occupancy of 80% to 100% to the date of this filing. Davenport has been awarded state historical tax credits from the State of Iowa, federal historical credits and federal Low Income Housing Tax Credits. The State historical credits are given in the form of a refund check from the State in conjunction with the State tax return filing. The net amount of the check after applicable federal taxes will be contributed back to the property to help fund construction shortfalls. Davenport was also allocated additional federal Low Income Housing Tax Credits as well as federal historical tax credits. Upon the Limited Partners’ approval of the dispositions of Sierra Run’s and Fernwood, the Partnership made the additional investment in Davenport. See the exit strategy in Note 1 regarding the dispositions of Sierra’s Run and Fernwood. On July 1, 2010, the Partnership committed additional capital to Davenport in the amount of $2,490,651. This additional commitment generated $408,710 of federal historic credits and $3,582,550 of additional federal Low Income Housing Tax Credits which were allocated to the partners of the Partnership.

As of March 31, 2020, Davenport is on the watch list due to a low year-to-date DCR and depleted replacement reserve account.  The property has not generated sufficient cash flow to make the required replacement reserve deposits. The lender is aware of the underfunded replacement reserve balance and, to date, has not issued a Notice of Default. Although the property is operating at its budgeted .61 DCR, it is still operating below break-even, due to increased utilities expense and unanticipated snow removal expense, which were resulted from of the heavy snowfall during the first quarter 2019. Due to the small size of the property, any unanticipated expenses will negatively impact operations and financial performance. Two tenants recently vacated due to health reasons.  There is one application in process and the other is being marketed. Operating deficits were paid through the operating cash account, which had a balance of $1,076 as of December 31, 2019. While the operating deficit guarantee has expired, the tax credit guaranty remains in place.

Subsequent to March 31, 2020, the Partnership entered into a purchase agreement with an unrelated party to sell its Local Limited Partnership interest in Davenport Housing VII, L.P. (“Davenport VII”). Davenport VII was appraised for $125,000 and had a mortgage note balance of $470,274 as of December 31, 2019. The Partnership will receive $15,000 in cash proceeds, which will be held in the Partnership's reserves for future operating expenses. The Partnership's investment balance is $51,622; therefore, a loss of $36,622 will be recorded. The sale is expected to close on May 29, 2020. The Compliance Period for Davenport VII expires in 2024. A guaranty agreement was executed with the General Partner to guarantee the repayment of any recaptured tax credits and/or interest arising from any non-compliance as provided in Section 42 of the Internal Revenue Code arising after the date of the sale.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Grove Village Limited Partnership and Pleasant Village Limited Partnership were disposed of during the year ended March 31, 2016. These Local Limited partnerships were under IRS audit related to the LIHTCs and the Partnership filed a lawsuit against the Local General Partner. During the year ended March 31, 2015, the Partnership settled the dispute and received $1,300,000 of settlement proceeds which were included in other income. The Partnership also received a final escrow release from the sale of Pleasant Village Limited Partnership totaling $59,315 which was also included in other income for the year ended March 31, 2018.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following items:

Acquisition fees of 7% of the gross proceeds from the sale of Partnership Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. As of March 31, 2020 and 2019, the Partnership had incurred cumulative acquisition fees of $1,468,670 which were included in investments in Local Limited Partnerships. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of the remaining Low Income Housing Tax Credits allocated to the Partnership and the estimated residual value of the investments. If an impairment loss related to the acquisition expenses is recorded, the accumulated amortization is reduced to zero at that time. As of all periods presented, the fees have been fully amortized or impaired.

Non-accountable acquisition costs of 2% of the gross proceeds from the sale of Partnership Units as an expense reimbursement in connection with the acquisition of Local Limited Partnerships. As of March 31, 2020 and 2019, the Partnership incurred cumulative acquisition costs of $419,620 which were included in investments in Local Limited Partnerships. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of the remaining Low Income Housing Tax Credits allocated to the Partnership and the estimated residual value of the investments. If an impairment loss related to the acquisition expenses is recorded, the accumulated amortization is reduced to zero at that time. As of all periods presented, the costs have been fully amortized or impaired.

An annual asset management fee accrues in an amount equal to 0.5% of the Invested Assets of the Partnership, as defined. “Invested Assets” is defined as the sum of the Partnership’s Investment in Local Limited Partnerships, plus the reserves of the Partnership of up to 5% of gross Partnership Unit sales proceeds, and the Partnership’s allocable share of the amount of the mortgage loans and other debts related to the Housing Complexes owned by such Local Limited Partnerships. Management fees of $41,576, $55,686, and $65,975 were incurred during the years ended March 31, 2020, 2019 and 2018, respectively. Payments of $0, $60,000, and $96,706 were made during the years ended March 31, 2020, 2019 and 2018, respectively.

The Partnership will reimburse the General Partner or its affiliates for operating expenses incurred on behalf of the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were $0, $101,270, and $29,315 during the years ended March 31, 2020, 2019 and 2018, respectively.

A subordinated disposition fee will be paid in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the Limited Partners receiving a return on investment (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No disposition fees have been incurred for the three years presented.

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13
 (A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2020, 2019 and 2018

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

WNC Holding, LLC (“Holding”), a wholly owned subsidiary of Associates, acquires investments in Local Limited Partnerships using funds from a secured warehouse line of credit. Such investments are warehoused by Holding until transferred to syndicated partnerships as investors are identified. The transfer of the warehoused investments is typically achieved through the admittance of the syndicated partnership as the Limited Partner of the Local Limited Partnership and the removal of Holding as the Limited Partner. Consideration paid to Holding for the transfer of its interest in the Local Limited Partnership generally consists of cash reimbursement of capital contribution installment(s) paid to the Local Limited Partnerships by Holding, assumption of the remaining capital contributions payable due to the Local Limited Partnership and financing costs and interest charged by Holding. As of all periods presented, the Partnership incurred financing costs of $772 and interest of $267 which are included in investments in Local Limited Partnerships. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of the remaining Low Income Housing Tax Credits allocated to the Partnership. If an impairment loss related to the capitalized warehouse interest and costs are recorded, the accumulated amortization is reduced to zero at that time. As of all periods presented, the financing costs and interest were fully amortized or impaired.

The accrued fees and expenses due to General Partner and affiliates consist of the following at:

	March 31,
	2020	2019
Asset management fee payable	$1,434,136	$1,392,560
Reimbursements for expenses paid by the General Partner or an affiliate	91,030	40,350

Total	$1,525,166	$1,432,910

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2021.

NOTE 4 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31 (rounded):

	June 30	September 30	December 31	March 31

2020

Income	$1,000	$1,000	$-	$2,000

Operating expenses and loss	(459,000)	(37,000)	(17,000)	(18,000)

Loss from operations	(458,000)	(36,000)	(17,000)	(16,000)

Equity in losses of Local Limited Partnerships	(45,000)	(41,000)	(41,000)	(49,000)

Net loss	(503,000)	(77,000)	(58,000)	(65,000)

Net loss available to Limited Partners	(503,000)	(77,000)	(58,000)	(65,000)

Net loss per Partnership Unit	(24)	(4)	(3)	(3)

	June 30	September 30	December 31	March 31
2019

Income	$11,000	$-	$-	$-

Operating expenses and loss	(556,000)	(19,000)	(21,000)	(18,000)

Loss from operations	(545,000)	(19,000)	(21,000)	(18,000)

Equity in losses of Local Limited Partnerships	(57,000)	(57,000)	(57,000)	(57,000)

Gain on sale of Local Limited Partnerships	-	-	-	65,000

Net loss	(602,000)	(76,000)	(78,000)	(10,000)

Net loss available to Limited Partners	(601,000)	(76,000)	(78,000)	(10,000)

Net loss per Partnership Unit	(29)	(4)	(4)	0

NOTE 4 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED), continued

	June 30	September 30	December 31	March 31
2018

Income	$-	$9,000	$-	$-

Operating expenses and loss	(676,000)	(47,000)	(40,000)	(20,000)

Loss from operations	(676,000)	(38,000)	(40,000)	(20,000)

Equity in losses of Local Limited Partnerships	(61,000)	(61,000)	(61,000)	(45,000)

Gain on sale of Local Limited Partnerships	-	-	38,000	(1,000)

Other income	59,000	51,000	-	-

Net loss	(678,000)	(48,000)	(63,000)	(66,000)

Net loss available to Limited Partners	(677,000)	(48,000)	(63,000)	(66,000)

Net loss per Partnership Unit	(33)	(2)	(3)	(3)

NOTE 5 - PAYABLES TO LOCAL LIMITED PARTNERSHIPS

Payables to Local Limited Partnerships amounting to $245,113 at March 31, 2020 and 2019, respectively, represent amounts which are due at various times based on conditions specified in the Local Limited Partnership agreements. These contributions are payable in installments and are generally due upon the Local Limited Partnerships achieving certain operating and development benchmarks (generally within two years of the Partnership’s initial investment). The payables to Local Limited Partnerships are subject to adjustment in certain circumstances.

NOTE 6 - DUE FROM AFFILIATES, NET

The Partnership is not obligated to fund advances to the Local Limited Partnerships. Occasionally, when Local Limited Partnerships encounter operational issues the Partnership may decide to advance funds to assist the Local Limited Partnership with its operational issues.

As of both March 31, 2020 and 2019, the Partnership advanced $763,336, net of repayments, to Davenport Housing VII, L.P., in which the Partnership is a limited partner. All advances were reserved in full in the year they were advanced.

NOTE 7 - CONTINGENCY

The spread of a novel strain of coronavirus (COVID-19) has caused significant business disruptions in the United States beginning in the first quarter of 2020. The economic impact of the business disruptions caused by COVID-19 is uncertain. The extent of any effects these disruptions may have on the operations and financial performance of the Partnership will depend on future developments, including possible impacts on the operations of the underlying real estate of its investments, which cannot be determined.

NOTE 8 - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Partnership through the date of the report of independent registered public accounting firm (the date the financial statements were available to be issued) and concluded that no subsequent events, other than as disclosed below, have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

Subsequent to March 31, 2020, the Partnership entered into a purchase agreement with an unrelated party to sell its Local Limited Partnership interest in Davenport Housing VII, L.P. (“Davenport VII”). Davenport VII was appraised for $125,000 and had a mortgage note balance of $470,274 as of December 31, 2019. The Partnership will receive $15,000 in cash proceeds, which will be held in the Partnership’s reserves for future operating expenses. The Partnership’s investment balance is $51,622; therefore, a loss of $36,622 will be recorded. The sale is expected to close on May 29, 2020. The Compliance Period for Davenport VII expires in 2024. A guaranty agreement was executed with the General Partner to guarantee the repayment of any recaptured tax credits and/or interest arising from any non-compliance as provided in Section 42 of the Internal Revenue Code arising after the date of the sale.

WNC Housing Tax Credit Fund VI, L.P., Series 13 Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2020

		As of March 31, 2020		Initial Cost to Partnership			As of December 31, 2019
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Land	Building & Improvements	Cost Capitalized Subsequent to Acquisition	Mortgage Balances of Local Limited Partnerships	Land	Building & Equipment	Accumulated Depreciation	Net Book Value
Crestview Housing, L.P.	Bigfork, Montana	$1,895,000	$1,895,000	$215,000	$2,474,000	$318,000	$614,000	$250,000	$2,757,000	$870,000	$2,137,000

Davenport Housing VII, L.P.	Davenport, Iowa	4,744,000	4,499,000	50,000	6,231,000	372,000	470,000	50,000	6,603,000	1,691,000	4,962,000

		$6,639,000	$6,394,000	$265,000	$8,705,000	$690,000	$1,084,000	$300,000	$9,360,000	$2,561,000	$7,099,000

WNC Housing Tax Credit Fund VI, L.P., Series 13
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2020

	For the Year Ended December 31, 2019
Local Limited Partnership Name	Rental Income	Net Loss	Year Investment Acquired	Status	Estimated Useful Life (Years)
Crestview Housing, L.P.	$148,000	$(74,000)	2007	Completed	40

Davenport Housing VII, L.P.	132,000	(172,000)	2007	Completed	40

	$280,000	$(246,000)

WNC Housing Tax Credit Fund VI, L.P., Series 13
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2019

		As of March 31, 2019		Initial Cost to Partnership			As of December 31, 2018
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Land	Building & Improvements	Cost Capitalized Subsequent to Acquisition	Mortgage Balances of Local Limited Partnerships	Land	Building & Equipment	Accumulated Depreciation	Net Book Value
Crestview Housing, L.P.	Bigfork, Montana	$1,895,000	$1,895,000	$215,000	$2,474,000	$314,000	$629,000	$250,000	$2,753,000	$789,000	$2,214,000

Davenport Housing VII, L.P.	Davenport, Iowa	4,744,000	4,499,000	50,000	6,231,000	368,000	484,000	50,000	6,599,000	1,525,000	5,124,000

FDI-Country Square, LTD.(1)	Lone Star, Texas	N/A	N/A	18,000	1,359,000	91,000	503,000	18,000	1,450,000	548,000	920,000

FDI-Park Place, LTD. (1)	Bellville, Texas	N/A	N/A	50,000	2,023,000	138,000	970,000	50,000	2,161,000	687,000	1,524,000

		$6,639,000	$6,394,000	$333,000	$12,087,000	$911,000	$2,586,000	$368,000	$12,963,000	$3,549,000	$9,782,000

(1)
The Local Limited Partnership was disposed of subsequent to December 31, 2018, but prior to March 31, 2019.

WNC Housing Tax Credit Fund VI, L.P., Series 13
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2019

	For the Year Ended December 31, 2018
Local Limited Partnership Name	Rental Income	Net Loss	Year Investment Acquired	Status	Estimated Useful Life (Years)
Crestview Housing, L.P.	$137,000	$(64,000)	2007	Completed	40

Davenport Housing VII, L.P.	135,000	(164,000)	2007	Completed	40

FDI-Country Square, LTD.(1)	138,000	(7,000)	2006	Completed	40

FDI-Park Place, LTD.(1)	185,000	(36,000)	2006	Completed	40

	$595,000	$(271,000)

(1)
The Local Limited Partnership was disposed of subsequent to December 31, 2018, but prior to March 31, 2019

WNC Housing Tax Credit Fund VI, L.P., Series 13
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2018

		As of March 31, 2018		Initial Cost to Partnership			As of December 31, 2017
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnership	Amount of Investment Paid to Date	Land	Building & Improvements	Cost Capitalized Subsequent to Acquisition	Mortgage Balances of Local Limited Partnerships	Land	Building & Equipment	Accumulated Depreciation	Net Book Value
Crestview Housing, L.P.	Bigfork, Montana	$1,895,000	$1,895,000	$215,000	$2,474,000	$312,000	$651,000	$250,000	$2,751,000	$709,000	$2,292,000

Davenport Housing VII, L.P.	Davenport, Iowa	4,744,000	4,499,000	50,000	6,231,000	366,000	496,000	50,000	6,597,000	1,360,000	5,287,000

FDI-Country Square, LTD.	Lone Star, Texas	605,000	605,000	18,000	1,359,000	81,000	523,000	18,000	1,440,000	506,000	952,000

FDI-Park Place, LTD.	Bellville, Texas	758,000	758,000	50,000	2,023,000	133,000	1,001,000	50,000	2,156,000	622,000	1,584,000

		$8,002,000	$7,757,000	$333,000	$12,087,000	$892,000	$2,671,000	$368,000	$12,944,000	$3,197,000	$10,115,000

WNC Housing Tax Credit Fund VI, L.P., Series 13
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2018

	For the Year Ended December 31, 2017
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Status	Estimated Useful Life (Years)
Crestview Housing, L.P.	$131,000	$(63,000)	2007	Completed	40

Davenport Housing VII, L.P.	126,000	(165,000)	2007	Completed	40

FDI-Country Square, LTD.	152,000	10,000	2006	Completed	40

FDI-Park Place, LTD.	205,000	(15,000)	2006	Completed	40

	$614,000	$(233,000)

WNC Housing Tax Credit Fund VI, L.P., Series 13
(the "Partnership")
Solicited by the General Partner on behalf of the Partnership.

CONTROL ID:
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated July 10, 2020 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or September 8, 2020, unless the solicitation period is extended by the General Partner in its sole discretion ("Expiration Date"). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/NF613. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE:	Call 1-866-752-VOTE (8683).

→ Please ensure you fold then detach and retain this portion of this Proxy →

ABC HOLDER
400 MY STREET
CHICAGO, IL 60605

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposals →	FOR	AGAINST	ABSTAIN
PROPOSAL: To sell the last of the Partnership's investment assets.	☐	☐	☐

CONTROL ID:
REQUEST ID:

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ______________________, 2020

____
(Print Name of Limited Partner and/or co-Limited Partner)

____
(Signature of Limited Partner)

____
(Second Signature if held jointly)